EXHIBIT 10.1
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LOAN AND SECURITY AGREEMENT
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                                                               November 29, 1999


         THIS AGREEMENT is made between


                  BankBoston, N.A. (hereinafter, the "LENDER"), a national banking association organized under the laws of the United States of America with offices at 100 Federal Street, Boston, Massachusetts 02110

                  and

                  DynaGen, Inc. (hereinafter, in such capacity, the "LEAD BORROWER"), a Delaware corporation, with its principal executive offices at 1000 Winter Street, Waltham, Massachusetts, as agent for said DynaGen, Inc; and

                  Able Laboratories, Inc. ("Able"), a Delaware corporation with its principal executive offices at 1000 Winter Street, Waltham, Massachusetts; and

                  Superior Pharmaceutical Company ("Superior"), an Ohio corporation with its principal executive offices at 1000 Winter Street, Waltham, Massachusetts; and

                  Generic Distributors, Inc. ("Generic"), a Delaware corporation with its principal executive offices at 1000 Winter Street, Waltham, Massachusetts

         (Each of DynaGen, Inc., Able, Superior and Generic being hereinafter referred to individually as a "BORROWER" and collectively as the "BORROWERS")

in consideration of the mutual covenants contained herein and benefits to be derived herefrom.

                                   WITNESSETH:
ARTICLE 1 - DEFINITIONS.
------------------------

         As herein used, the following terms have the following meanings or are defined in the section of the within Agreement so indicated:

         "ACCEPTABLE ACCOUNTS": (a) Such of the Borrowers' Accounts as arise in the ordinary course of the Borrowers' business for goods sold

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                  and/or services rendered by any of the Borrowers, which
                  Accounts have been determined by the Lender to be satisfactory and have been earned by performance and are owed to any of the Borrowers by such of the Borrowers' trade customers as the Lender determines to be satisfactory, in the Lender's sole discretion in each instance, and as to which Accounts, the Lender has a perfected security interest which is prior and superior to all security interests, claims and Encumbrances.
                           (b) The following is a partial listing of those types
                  of Accounts which are not Acceptable Accounts:
                  (i) Any which is more than ninety (90) days after the invoice date thereof or more than sixty (60) days after the due date thereof.
                  (ii) Any which is owed by any Account Debtor twenty-five percent (25%) or more of whose Accounts are not acceptable by virtue of the provisions of Section(b)(i), above.
                  (iii) Any which, when aggregated with all of the accounts of that Account Debtor, exceeds 25% of the then aggregate of Acceptable Accounts.
                  (iv) Any which arises out of the sale by any Borrower of goods consigned or delivered to the Borrowers or to the Account Debtor on sale or return terms (whether or not compliance has been made with Section 2-326 of the Uniform Commercial Code).
                  (v) Any which arises out of any sale made on a basis other than upon terms usual to the business of the Borrowers.
                  (vi) Any which arises out of any sale made on a "bill and hold," dating, or delayed shipping basis.
                  (vii) Any which is owed by any Account Debtor whose principal place of business is not within the United States, the District of Columbia, or Puerto Rico, other than for those Accounts as to which the Borrowers have furnished a letter of credit or credit insurance reasonably satisfactory to the Lender.
                  (viii)     Any which is owed by any Related Entity.

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                  (ix)       Any as to which the Account Debtor holds or is
                  entitled to any claim, counterclaim, set off, or chargeback.
                  (x)        Any which is evidenced by a promissory note.
                  (xi) Any which is owed by any person employed by, or a salesperson of, any Borrower.
                  (xii) Any which is owed by Novopharm USA, Inc. unless the Lender is in receipt of a confirmation from Novopharm USA, Inc. in the form of EXHIBIT 1-1 hereto dated as of a current date.
                  (xiii) Any which the Lender in its sole discretion considers unacceptable for any reason.

         "ACCEPTABLE INVENTORY": Such of the Borrowers' finished goods
                  Inventory, at such locations, and of such types, character, qualities and quantities, as the Lender in its sole discretion from time to time determines to be acceptable for borrowing, as to which Inventory, the Lender has a perfected security interest which is prior and superior to all security interests, claims, and Encumbrances. Without limiting the foregoing, Acceptable Inventory shall not include Inventory which is six (6) months or less from its expiration date.

         "ACCOUNTS" include, without limitation, "accounts" as defined in the UCC, and also all: accounts, accounts receivable, credit card receivables, notes, drafts, acceptances, and other forms of obligations and receivables and rights to payment for credit extended and for goods sold or leased, or services rendered, whether or not yet earned by performance; all "contract rights" as formerly defined in the UCC; all Inventory which gave rise thereto, and all rights associated with such Inventory, including the right of stoppage in transit; all reclaimed, returned, rejected or repossessed Inventory (if any) the sale of which gave rise to any Account.

         "ACCOUNT DEBTOR": has the meaning given that term in the UCC.

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         "AFFILIATE": means, with respect to any two Persons, a relationship in which (a) one holds, directly or indirectly, not less than Twenty Five Percent (25%) of the capital stock, beneficial interests, partnership interests, membership interests or other equity interests of the other; or (b) one has, directly or indirectly, Control of the other; or (c) not less than Twenty Five Percent (25%) of their respective ownership is directly or indirectly held by the same third Person.

         "APPLICABLE MARGIN": shall mean, as applicable, for the period from closing until the Applicable Margin is adjusted in accordance with (b), below, the amounts set forth in (a) below, and thereafter, the amounts set forth in (b) below:

(a)
        ===============================================================
        Revolving Base Margin                    Revolving LIBOR Margin
        ---------------------------------------------------------------
        100 basis points                         275 basis points
        ===============================================================


(b) The Base Margin and the LIBOR Margin shall be adjusted based upon the following performance covenants:

   =========================================================================
   Tier   Ratio of Consolidated       Revolving Base      Revolving LIBOR
          Operating Cash Flow to      Margin              Margin
          Total Debt Service
   -------------------------------------------------------------------------
   1      Less than or equal to       100 basis           275 basis points
          1.25:1.0                    points
   -------------------------------------------------------------------------
   2      Greater than 1.25:1.0       75 basis points     250 basis points
          but less than or equal to
          1.50:1.0
   =========================================================================

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   =========================================================================
   3      Greater than 1.50:1.0       50 basis points     225 basis points
   =========================================================================

                  For purposes of determining the Base Margin and the LIBOR Margin, the foregoing performance measures shall be tested quarterly. The initial adjustment to the Base Margin and the LIBOR Margin shall occur upon the receipt by the Lender of the Borrower's audited financial statements for the fiscal year ending December 31, 1999. Thereafter, the Base Margin and the LIBOR Margin shall be adjusted quarterly commencing March 31, 2000, determined on a rolling twelve month basis. The Base Margin and the LIBOR Margin shall be adjusted after the Lead Borrower delivers to the Lender the consolidated monthly financial statements (with readjustment upon receipt of the annual financial statements, if applicable) required under
                  Section 10-5(b)(i) below.

         "AVAILABILITY": is defined in Section 3-1(b).

         "BANKRUPTCY CODE":  Title 11, U.S.C., as amended from time to time.

         "BASE RATE": The Base Rate announced from time to time by the Lender.
                  Any change in such Base Rate shall be effective, for purposes of the calculation of interest due hereunder, when made effective generally by the Lender.

         "BASE MARGIN LOAN": Any Revolving Credit Loan bearing interest at the
                  Base Rate.

         "BORROWERS": is defined in the Preamble.

         "BUSINESS DAY": Any day other than (a) a Saturday, Sunday; (b) a day on which the Lender is not open to the general public to conduct business; or (c) a day on which banks in Boston, Massachusetts

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                  generally are not open to the general public for the purpose of conducting commercial banking business.

         "CAPITAL EXPENDITURES": (a) The expenditure of monies and/or the incurrence of liabilities which, in accordance with GAAP, should be reflected by the capitalization of such expenditures or incurrences on the books of the Borrowers, and (b) the leasing of personal property by any of the Borrowers, which, in accordance with GAAP, should be reflected by the capitalization of such lease on the books of the Borrowers. For purposes of this Agreement, (a) the entire amount so capitalized and (b) the entire amount to be paid under the personal property lease shall be included in the year in which the subject asset initially is acquired or leased by a Borrower.

         "CAPITAL LEASE": Any lease which should be capitalized in accordance with GAAP.

         "CHANGE IN CONTROL":The occurrence of any of the following:
         (a) The acquisition, by any group of persons (within the meaning of the Securities Exchange Act of 1934, as amended) or by any Person, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission) of 25% or more of the issued and outstanding capital stock of the Lead Borrower having the right, under ordinary circumstances, to vote for the election of directors of the Lead Borrower.
         (b) More than half of the persons who are directors of the Lead Borrower (i) as of the date of this Agreement cease to serve as such directors or (ii) are Persons who were neither nominated by the existing board of directors nor appointed by the directors so nominated.

         "CHATTEL PAPER": has the meaning given that term in the UCC.

         "COLLATERAL": is defined in Section 4-1.

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         "COLLATERAL MANAGEMENT FEE" is defined in Section 3-12(c).

         "COMMITMENT": shall mean Fourteen Million Dollars ($14,000,000.00).

         "COMMITMENT FEE":  is defined in Section 3-12.

         "CONSOLIDATED INTEREST EXPENSE": shall mean, with respect to any Person, the aggregate consolidated expense of such Person and its subsidiaries on account of interest and fees paid on account of or with respect to Indebtedness (including, without limitation, the Liabilities), determined in accordance with GAAP.

         "CONSOLIDATED NET INCOME": shall mean, with respect to any Person, for any fiscal period, the consolidated net income (or deficit) of such Person and its subsidiaries, after deduction of all expenses, taxes, and other proper charges, determined in accordance with GAAP.

         "CONSOLIDATED OPERATING CASH FLOW" shall mean the sum of
                  (i)Consolidated Net Income before taxes, plus (ii) Consolidated Interest Expense, plus (iii) depreciation, amortization and other noncash charges deducted in the calculation of Consolidated Net Income, minus (iv) extraordinary income minus (v) non-cash income, minus (vi) income taxes paid in cash, minus (vii) internally funded Capital Expenditures, all as determined in accordance with GAAP.

         "CONSOLIDATED TANGIBLE NET WORTH" shall mean, as to any Person, the difference between total assets of such Person and its subsidiaries and total liabilities of such Person and its subsidiaries, plus all indebtedness subordinated to the Lender on terms acceptable to the Lender less the sum of:

                             (a) the total book value of all assets of such Person and its subsidiaries properly classified as intangible assets under GAAP, including items such as goodwill, unamortized

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
                             debt discount and expense, trademarks, trade names, service marks, copyrights, patents and licenses; and
                             (b) all amounts representing the write-up in the book value of any assets of such Person and its subsidiaries resulting from a revaluation thereof; and
                             (c) to the extent not already deducted, all reserves; and
                             (d) the value of minority interests in
                             subsidiaries; and
                             (e) the aggregate amount of all loans made by such Person and its subsidiaries to any officer, employee or shareholder thereof.

         "CONTROL": Person(s) shall be deemed to Control another Person if such Person(s) directly or indirectly possess the power to direct or cause the direction of the management and policies of such other Person, whether through ownership of voting securities, by contract, or otherwise.

         "COSTS OF COLLECTION" includes, without limitation, all reasonable attorneys' fees and reasonable out-of-pocket expenses incurred by the Lender's attorneys, and all reasonable costs incurred by the Lender in the administration of the Liabilities and/or the Loan Documents, including, without limitation, reasonable costs and expenses associated with travel on behalf of the Lender, which costs and expenses are directly or indirectly related to or in respect of the Lender's: administration and management of the Liabilities; negotiation, documentation, and amendment of any Loan Document; or efforts to preserve, protect, collect, or enforce the Collateral, the Liabilities, and/or the Lender's Rights and Remedies and/or any of the Lender's rights and remedies against or in respect of any guarantor or other person liable in respect of the Liabilities (whether or not suit is instituted in connection with such efforts). The Costs of Collection are Liabilities.

         "CONVERT, CONVERSION AND CONVERTED" The conversation of a loan from one type to loans of another type.

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         "DEPOSIT ACCOUNT": has the meaning given that term in the UCC.

         "DOCUMENTS": has the meaning given that term in the UCC.

         "DILUTION RESERVE: as of the date of calculation, an amount equal to
                  (x) the average percent dilution of the Borrowers' Accounts for the immediately preceding twelve (12) months in excess of five percent (5%), multiplied by (y) the Acceptable Accounts. In no event shall the Dilution Reserve ever be less than zero.

         "DOCUMENTS OF TITLE": has the meaning given that term in the UCC.

         "EARLY TERMINATION FEE": is defined in Section 3-12(e).

         "EMPLOYEE BENEFIT PLAN": as defined in ERISA.

         "ENCUMBRANCE": each of the following:
                             (a) any security interest, mortgage, pledge,
                  hypothecation, lien, attachment, or charge of any kind (including any agreement to give any of the foregoing); the interest of a lessor under a Capital Lease; conditional sale or other title retention agreement; sale of accounts receivable or chattel paper; or other arrangement pursuant to which any Person is entitled to any preference or priority with respect to the property or assets of another Person or the income or profits of such other Person or which constitutes an interest in property to secure an obligation; each of the foregoing whether consensual or non-consensual and whether arising by way of agreement, operation of law, legal process or otherwise.
                             (b) The filing of any financing statement under the
                  UCC or comparable law of any jurisdiction.

         "ENVIRONMENTAL LAWS":(a) any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements which regulates or relates to, or imposes any standard of conduct or liability on account of or in respect to environmental protection matters, including, without limitation, Hazardous Materials, as is now or hereafter in effect; and
                             (b) the common law relating to damage to Persons or
                  property from Hazardous Materials.

         "EQUIPMENT" includes, without limitation, "equipment" as defined in the UCC, and also all motor vehicles, rolling stock, machinery, office equipment, plant equipment, tools, dies, molds, store fixtures, furniture, and other goods, property, and assets which are used and/or were purchased for use in the operation or furtherance of the Borrower's business, and any and all accessions, additions thereto, and substitutions therefor.

         "EQUIPMENT CAP": the following amounts for the following periods:

      =====================================================================
      PERIOD                                                    CAP
      =====================================================================
      November 29, 1999 through December 31, 1999               $750,000.00
      ---------------------------------------------------------------------
      January 1, 2000 through January 31, 2000                  $687,500.00
      ---------------------------------------------------------------------
      February 1, 2000 through February 29, 2000                $625,000.00
      ---------------------------------------------------------------------
      March 1, 2000 through March 31, 2000                      $562,500.00
      ---------------------------------------------------------------------
      April 1, 2000 through April 30, 2000                      $500,000.00
      ---------------------------------------------------------------------
      May 1, 2000 through May 31, 2000                          $437,500.00
      ---------------------------------------------------------------------
      June 1, 2000 through June 30, 2000                        $375,000.00
      ---------------------------------------------------------------------
      July 1, 2000 through July 31, 2000                        $312,500.00
      ---------------------------------------------------------------------
      August 1, 2000 through August 31, 2000                    $250,000.00
      ---------------------------------------------------------------------
      September 1, 2000 through September 30, 2000              $187,500.00
      ---------------------------------------------------------------------
      October 1, 2000 through October 31, 2000                  $125,000.00
      ---------------------------------------------------------------------
      November 1, 2000 through November 30, 2000                $ 62,500.00
      ---------------------------------------------------------------------
      December 1, 2000 and thereafter                           $0
      =====================================================================

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         "ERISA": the Employee Retirement Income Security Act of 1974, as
                  amended.

         "ERISA AFFILIATE": any Person which is under common control with any Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes any Borrower and which would be treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended.

         "EVENTS OF DEFAULT": is defined in Article 11.

         "FDA" shall mean the United States Food and Drug Administration.

         "FIXTURES": has the meaning given that term in the UCC.

         "GAAP": principles which are consistent with those promulgated or adopted by the Financial Accounting Standards Board and its predecessors (or successors) in effect and applicable to that accounting period in respect of which reference to GAAP is being made.

         "GENERAL INTANGIBLES" includes, without limitation, "general intangibles" as defined in the UCC; and also all: rights to payment for credit extended; deposits; amounts due to the Borrowers; credit memoranda in favor of the Borrowers; warranty claims; tax refunds and abatements; insurance refunds and premium rebates; all means and vehicles of investment or hedging, including, without limitation, options, warrants, and futures contracts; records; customer lists; telephone numbers; goodwill; causes of action; judgments; payments under any settlement or other agreement; literary rights; rights to performance; royalties; license and/or franchise fees; rights of admission; licenses; franchises; license agreements, including all rights of the Borrowers to enforce same; permits, certificates of convenience and necessity, and similar rights granted by any

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
                  governmental authority; patents, patent applications, patents pending, and other intellectual property; internet addresses and domain names; developmental ideas and concepts; proprietary processes; blueprints, drawings, designs, diagrams, plans, reports, and charts; catalogs; manuals; technical data; computer software programs (including the source and object codes therefor), computer records, computer software, rights of access to computer record service bureaus, service bureau computer contracts, and computer data; tapes, disks, semi-conductors chips and printouts; trade secrets rights, copyrights, mask work rights and interests, and derivative works and interests; user, technical reference, and other manuals and materials; trade names, trademarks, service marks, and all good will relating thereto; applications for registration of the foregoing; and all other general intangible property of the Borrowers in the nature of intellectual property; proposals; cost estimates, and reproductions on paper, or otherwise, of any and all concepts or ideas, and any matter related to, or connected with, the design, development, manufacture, sale, marketing, leasing, or use of any or all property produced, sold, or leased, by the Borrowers or credit extended or services performed, by the Borrowers, whether intended for an individual customer or the general business of the Borrowers, or used or useful in connection with research by the Borrowers.

         "GOODS": has the meaning given that term in the UCC.

         "HAZARDOUS MATERIALS:" any (a) hazardous materials, hazardous waste, hazardous or toxic substances, petroleum products, which (as to any of the foregoing) are defined or regulated as a hazardous material in or under any Environmental Law and (b) oil in any physical state.

         "INDEBTEDNESS": all indebtedness and obligations of or assumed by any Person on account of or in respect to any of the following:
                  (i) in

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                  respect of money borrowed (including any indebtedness which is non-recourse to the credit of such Person but which is secured by an Encumbrance on any asset of such Person) whether or not evidenced by a promissory note, bond, debenture or other written obligation to pay money; (ii) for the payment, deferred for more than Thirty (30) days, of the purchase price of goods or services (other than current trade liabilities of such Person incurred in the ordinary course of business and payable in accordance with customary practices); (iii) in connection with any letter of credit or acceptance transaction (including, without limitation, the face amount of all letters of credit and acceptances issued for the account of such Person or reimbursement on account of which such Person would be obligated); (iv) in connection with the sale or discount of accounts receivable or chattel paper of the Borrower; (v) on account of deposits or advances; and (vi) as lessee under Capital Leases. "Indebtedness" of any Person shall also include: (x) Indebtedness of others secured by an Encumbrance on any asset of such Person, whether or not such Indebtedness is assumed by such Person; (y) Any guaranty, endorsement, suretyship or other undertaking pursuant to which that Person may be liable on account of any obligation of any third party; and (z) the Indebtedness of a partnership or joint venture in which such Person is a general partner or joint venturer, to the extent of the maximum liability of such Person for such Indebtedness.

         "INDEMNIFIED CLAIM": is defined in Section 15-11.

         "INDEMNIFIED PERSON": is defined in Section 15-11.

         "INSTRUMENTS": has the meaning given that term in the UCC.

         "INTEREST PERIOD": (a) With respect to each LIBOR Loan, the period commencing on the date of the making or continuation of or conversion to such LIBOR Loan and ending one, two, three or six months thereafter, as the Lead Borrower may elect in the applicable Notice of Borrowing or Conversion.

                            (b) With respect to each Base Margin Loan, the
                  period commencing on the date of the making or continuation of or conversion to such Base Margin Loan and ending on that date
                  (i) as of which the subject Base Margin Loan is converted to a LIBOR Loan, as the Lead Borrower may elect in the applicable Notice of Borrowing or Conversion, or (ii) on which the subject Base Margin Loan is paid by the Borrowers. Provided that:
                                    (i) if any Interest Period with respect to a
                           LIBOR Loan would otherwise end on a day that is not a LIBOR Business Day, that Interest Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding LIBOR Business Day;
                                    (ii) if any Interest Period with respect to
                           a Base Margin Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;
                                    (iii) if the Lead Borrower shall fail to
                           give notice as provided in Section 3- 9, herein, the Lead Borrower shall be deemed to have requested a conversion of the affected LIBOR Loan to a Base Margin Loan on the last day of the then current Interest Period with respect thereto;
                                    (iv) any Interest Period relating to any
                           LIBOR Loan that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last LIBOR Business Day of a calendar month; and
                                    (v) any Interest Period relating to any
                           LIBOR Loan that would otherwise extend beyond the Maturity Date shall end on such Maturity Date.

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
                                    (vi) there shall be no more than three (3)
                           Interest Periods outstanding at any one time for LIBOR Loans.

         "INTEREST PAYMENT DATE":  With reference to:
                            (a) any LIBOR Loan, at the Lender's option, (i) on
                  the first day of each month or (ii) on the last day of each Interest Period, provided that interest on LIBOR Loans having an Interest Period of six months shall be payable on the last day of the third month of such Interest Period and on the last day of the Interest Period.
                            (b) any Base Margin Loan, the first day of each
                  month and the Termination Date.

         "INVENTORY" includes, without limitation, "inventory" as defined in the UCC and also all: packaging, advertising, and shipping materials related to any of the foregoing, and all names or marks affixed or to be affixed thereto for identifying or selling the same; Goods held for sale or lease or furnished or to be furnished under a contract or contracts of sale or service by the Borrowers, or used or consumed or to be used or consumed in any Borrower's business; Goods of said description in transit: returned, repossessed and rejected Goods of said description; and all documents (whether or not negotiable) which represent any of the foregoing.

         "INVESTMENT PROPERTY": Has the meaning given that term in the UCC.

         "L/C": any letter of credit, the issuance of which is procured by the Lender for the account of any Borrower and any acceptance made on account of such letter of credit.

         "L/C AGREEMENT": is defined in Section 3-14.

         "LEASE": any lease or other agreement, no matter how styled or structured, pursuant to which any Borrower is entitled to the use or occupancy of any space.

         "LENDER": is defined in Preamble.

         "LENDER'S RIGHTS AND REMEDIES": is defined in Section 12-6.

         "LIABILITIES" includes, without limitation, all and each of the following, whether now existing or hereafter arising:
                            (a) Any and all direct and indirect liabilities,
                  debts, and obligations of the Borrowers to the Lender, each of every kind, nature, and description.
                            (b) Each obligation to repay any loan, advance,
                  indebtedness, note, obligation, overdraft, or amount now or hereafter owing by the Borrowers to the Lender (including all future advances whether or not made pursuant to a commitment by the Lender), whether or not any of such are liquidated, unliquidated, primary, secondary, secured, unsecured, direct, indirect, absolute, contingent, or of any other type, nature, or description, or by reason of any cause of action which the Lender may hold against the Borrowers.
                            (c) All notes and other obligations of the Borrowers
                  now or hereafter assigned to or held by the Lender, each of every kind, nature, and description.
                            (d) All interest, fees, and charges and other
                  amounts which may be charged by the Lender to the Borrowers and/or which may be due from the Borrowers to the Lender from time to time.
                            (e) All costs and expenses incurred or paid by the
                  Lender in respect of any agreement between the Borrowers and the Lender or instrument furnished by the Borrowers to the Lender (including, without limitation, Costs of Collection, reasonable attorneys' fees, and all court and litigation costs and expenses).
                            (f) Any and all covenants of the Borrowers to or
                  with the Lender and any and all obligations of the Borrowers to act or to refrain from acting in accordance with any agreement between the Borrowers and the Lender or instrument furnished by the Borrowers to the Lender.

         "LIBOR BUSINESS DAY": Any day on which commercial banks are open for international business (including dealings in dollar deposits) in London for such other LIBOR interbank market as may be selected by the Lender in its sole discretion acting in good faith.

         "LIBOR LOAN": any Revolving Credit Loan bearing interest at the LIBOR
                  Rate.

         "LIBOR RATE": that per annum rate which is the aggregate of the LIBOR
                  Offer Rate, plus the Applicable Margin.

         "LIBOR OFFER RATE": that rate of interest (rounded upwards, if necessary, to the next 1/100 of 1%) determined by the Lender to be (i) the prevailing rate per annum at which deposits on U.S. Dollars are offered to the Lender by first-class banks in the London interbank market in which the Lender regularly participates at or about 10:00 A.M. (Boston time) Two (2) LIBOR Business Days before the first day of the Interest Period, for a deposit approximately in the amount of the subject LIBOR Loan for a period of time approximately equal to such Interest Period, divided by (ii) one minus the Reserve Percentage.

         "LINE (UNUSED) FEE": is defined in Section 3-13(b).

         "LOAN ACCOUNT": is defined in Section 3.

         "LOAN DOCUMENTS": this Agreement, each instrument and document executed and/or delivered as contemplated by Article 5, below, and each other instrument or document from time to time executed and/or delivered in connection with the arrangements contemplated hereby, as each may be amended from time to time.

         "MATURITY DATE": May 31, 2001.

         "PERSON": any natural person, and any corporation, trust, partnership, limited liability company, joint venture, or other enterprise or entity.

         "PROCEEDS": include, without limitation, "Proceeds" as defined in the UCC (defined below), and each type of property described in
                  Section 4-1, hereof.

         "RECEIPTS": all cash, cash equivalents, checks, and credit card slips and receipts as arise out of the sale of the Collateral.

         "RECEIVABLES COLLATERAL": refers to that portion of the Collateral which consists of the Borrowers' Accounts, General Intangibles, Chattel Paper, Instruments, Documents of Title, Documents, Investment Property, letters of credit for the benefit of the Borrower, and bankers' acceptances held by the Borrower, and any rights to payment.

         "RELATED ENTITY": refers to (a) any Affiliate; and (b) any corporation, limited liability company, trust, partnership, joint venture, or other enterprise which: is a parent, brother-sister, subsidiary, or affiliate, of any Borrower; could have such enterprise's tax returns or financial statements consolidated with any Borrower; could be a member of the same controlled group of corporations (within the meaning of Section 1563(a)(1), (2) and (3) of the Internal Revenue Code of 1986, as amended from time to time) of which any Borrower is a member; Controls or is Controlled by the Borrower or any Affiliate of the Borrower.

         "RENEWAL/CONVERSION NOTICE": is defined in Section 3-10.

         "REQUIREMENT OF LAW": as to any Person: (a)(i) all statutes, rules, regulations, orders, or other requirements having the force of law and (ii) all court orders and injunctions, arbitrator's decisions, and/or similar rulings, in each instance ((i) and (ii)) of or by any federal, state, municipal, and other governmental authority, or court, tribunal, panel, or other body which has jurisdiction over such Person, or any property of such Person, or of any other Person for whose conduct such Person would be responsible; (b) that Person's charter, certificate of incorporation, articles of organization, and/or other organizational documents, as applicable; and (c) that Person's by-laws and/or other instruments which deal with corporate or similar governance, as applicable.

         "RESERVES": such reserves as the Lender may establish from time to time in its reasonable discretion to reflect impediments to the Lender's ability to realize on the Collateral.

         "RESERVE PERCENTAGE": the decimal equivalent of that rate applicable to the Lender under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement of the Lender with respect to "Eurocurrency liabilities" as defined in such regulations. The Reserve Percentage applicable to a particular LIBOR Loan shall be based upon that in effect during the subject Interest Period, with changes in the Reserve Percentage which take effect during such Interest Period to take effect (and to consequently change any interest rate determined with reference to the Reserve Percentage) if and when such change is applicable to such loans.

         "REVOLVING CREDIT": is defined in Section 3-1.

         "REVOLVING CREDIT NOTE": is defined in Section 3-6.

         "STATED AMOUNT": the maximum amount for which an L/C may be honored.

         "SUBORDINATED INDEBTEDNESS": Indebtedness, the payment of principal and interest on which is expressly subordinated in right of payment, in form and on terms approved by the Lender in writing, to the prior payment in full of the Liabilities.

         "SUSPENSION EVENT": Any occurrence, circumstance, or state of facts which (a) is an Event of Default; or (b) would become an Event of Default if any requisite notice were given and/or any requisite period of time were to run and such occurrence, circumstance, or state of facts were not absolutely cured within any applicable grace period.

         "TERMINATION DATE": The earliest of (a) the Maturity Date, or (b) the occurrence of an Event of Default under Section 11-7 hereof, or (c) the date set by the Lender by notice to the Lead Borrower, which notice sets the Termination Date on account of the occurrence of an Event of Default other than as described in Section 11-7.

         "TOTAL DEBT SERVICE" shall mean the sum of (i) principal payments made on long term indebtedness plus (ii) capital lease payments, plus (iii) consolidated interest expense all as determined in accordance with generally accepted accounting principles.

         "UCC": the Uniform Commercial Code as presently in effect in Massachusetts (Mass. Gen. Laws, Ch. 106).

         "YEAR 2000 COMPLIANT": Computer applications, imbedded microchips, and other systems and subsystems which properly recognize and perform their intended function without any adverse effect on account of their respective inability to recognize certain dates prior to, on, and after December 31, 1999 or on account of their treating any date prior to, on, or after December 31, 1999 other than as the specific date in question.

ARTICLE 2 - AGENTED BORROWINGS
------------------------------

      2-1. Designation of Agent Borrower. Each Borrower hereby designates the Lead Borrower as the agent of that Borrower to discharge the duties and responsibilities of the Lead Borrower as provided herein.

      2-2. Operation of Loan Arrangement. Except as otherwise provided in this Article, loans and advances under the Revolving Credit shall be requested solely by the Lead Borrower as agent for each Borrower.

               (b) Confirmatory assignments of accounts and accounts receivable and remittances on accounts and accounts receivable of the respective Borrowers shall be provided to the Lender or otherwise directed in accordance with the Lender's instructions given from time to time to the Lead Borrower.
               (c) Any advance which may be made by the Lender under the Revolving Credit and which is directed to the Lead Borrower is received by the Lead Borrower in trust for that or those of the Borrowers who are intended to receive such advance, shall be held by the Lead Borrower in an account separate from all other funds of the Lead Borrower, and shall not be commingled with any other funds of the Lead Borrower. The Lead Borrower shall distribute the proceeds of any such advances solely to the Borrowers. Each Borrower shall be directly indebted to the Lender for each advance distributed to that Borrower by the Lead Borrower, together with all accrued interest thereon, as if that amount had been advanced directly by the Lender to that Borrower (whether or not the subject advance was based upon the accounts and/or inventory or other assets of the Borrower which actually received such distribution), in addition to which each Borrower shall be obligated to the Lender in that amount on account of that Borrower's respectively having guarantied the Liabilities.
               (d) The Lender shall have no responsibility to inquire as to the distribution of loans and advances made by the Lender through the Lead Borrower as described herein.

      2-3. Loans Directly to Borrower. If, for any reason, and at any time during the term of this Agreement,
                            (i) any Borrower, including the Lead Borrower, as agent for the Borrowers, shall be unable to, or prohibited from carrying out the terms and conditions of this Agreement (as determined by the Lender in the Lender's sole and absolute discretion); or
                            (ii) the Lender deems it inexpedient (in the Lender's sole and absolute discretion) to continue making loans and advances to or for the account of any particular Borrower, or to channel such loans and advances through the Lead Borrower, then the Lender may make loans and advances directly to such of the Borrowers as the Lender determines to be expedient, which loans or advances may be made without regard to the procedures otherwise included in this Article 2.
                        (b) In the event that the Lender determines to forgo the procedures included herein pursuant to which loans and advances are to be channeled through the Lead Borrower, then the Lender may designate one or more of the Borrowers to fulfill the financial and other reporting requirements otherwise imposed herein upon the Lead Borrower.
                        (c) Each of the Borrowers shall remain liable to the Lender for the payment and performance of all Liabilities (which payment and performance shall continue to be secured by all collateral security granted by each of the Borrowers) notwithstanding any determination by the Lender to cease making loans or advances to or for the benefit of any Borrower.
      2-4. Continuation of Authority of Lead Borrower. The authority of the Lead Borrower to request loans on behalf of, and to bind, the Borrowers, shall continue unless and until the Lender acts as provided in Section 2-4, above, or the Lender actually receives
                        (a) written notice of: (i) the termination of such authority, and (ii) the subsequent appointment of a successor Lead Borrower, which notice is signed by the respective Presidents of each Borrower (other than the President of the Lead Borrower being replaced) then eligible for borrowing under the within Agreement; and
                        (b) written notice from such successive Lead Borrower
(i) accepting such appointment; (ii) acknowledging that such removal and appointment has been effected by the respective Presidents of such Borrowers eligible for borrowing under the within Agreement; and (iii) acknowledging that from and after the date of such appointment, the newly appointed Lead Borrower shall be bound by the terms hereof, and that as used herein, the term "Lead Borrower" shall mean and include the newly appointed Lead Borrower.


ARTICLE 3 - THE REVOLVING CREDIT
--------------------------------

      3-1. Establishment of Revolving Credit. The Lender hereby establishes a revolving line of credit (hereinafter, the "REVOLVING CREDIT") in the Borrowers' favor pursuant to which the Lender, subject to, and in accordance with, this Agreement, shall make loans and advances and otherwise provide financial accommodations to and for the account of the Borrowers. The amount available for borrowing under the Revolving Credit shall be determined by the Lender by reference to Availability (as defined below), as determined by the Lender from time to time hereafter.

      (b) As used herein, the term "AVAILABILITY" refers at any time to the lesser of (i) or (ii), below:

                        (i)  up to:
                             (A)     the Commitment
                             Minus
                             -----
                             (B) The then unpaid principal balance of the Loan Account.
                             Minus
                             -----
                             (C) The aggregate amounts then undrawn on all outstanding L/C's, acceptances or any other accommodations issued or incurred, or caused to be issued or incurred, by the Lender for the account and/or the benefit of any of the Borrowers.
                        (ii) up to:
                             (A) Eighty-five percent (85%) of the face amount of each of the Borrowers' Acceptable Accounts, less the Dilution Reserve.
                             Plus
                             ----
                             (B) the lesser of (1) (x) From November 29, 1999 through February 29, 2000, Sixty-Five percent (65%) of the cost of the Borrowers' Acceptable Inventory, and (y) From and after February 29, 2000, Sixty percent (60%) of the cost of the Borrowers' Acceptable Inventory, or (2) $6,000,000.00.
                             Plus
                             ----
                             (C)     the lesser of (1) 80% of the forced
                                     liquidation value of the Borrowers'
                                     Equipment, as determined by the Lender, or
                                     (2) the Equipment Cap.

                             Minus
                             -----
                             (D) The then aggregate of such Reserves (other than the Dilution Reserve) as may be established by the Lender from time to time
                             Minus
                             -----
                             (E) The then unpaid principal balance of the Loan Account.
                             Minus
                             -----
                             (F) The aggregate amounts then undrawn on all outstanding L/C's, acceptances, or any other accommodations issued or incurred, or caused to be issued or incurred, by the Lender for the account and/or the benefit of the Borrowers.

                        (c) Availability shall be based upon Borrowing Certificates furnished as provided in Section 10-4, below.
                        (d) The proceeds of borrowings under the Revolving Credit shall be utilized solely to refinance indebtedness to Huntington National Bank, Fleet National Bank, Porter Capital, K&L Financial, Triple L Ltd., and Gibralter, to pay transaction costs, for working capital purposes, and for general corporate purposes.

             3-2. Reductions of Commitment. The Commitment may be voluntarily reduced, at the Borrowers' option, in minimum increments of $1,000,000.00, with any monthly payment of interest, subject to the payment of the Line (Unused) Fee and Early Termination Fee described below. The Commitment shall automatically be reduced from proceeds of certain transactions, as provided in Section 3-8 below.

             3-3. Advances. The making of loans, advances, and credits by the Lender in excess of Availability is for the benefit of the Borrowers and does not affect the obligations of the Borrowers hereunder; such loans constitute Liabilities. The making of any such loans, advances, and credits in excess of Availability on any one occasion shall not obligate the Lender to make any such loans, credits, or advances on any other occasion nor to permit such loans, credits, or advances to remain outstanding.

             3-4. Risks of Value of Accounts and Inventory . The Lender's reference to a given asset for monitoring concerning the Lender's making of loans, credits, and advances and the providing of financial accommodations under the Revolving Credit shall not be deemed a determination by the Lender relative to the actual value of the asset in question. All risks of the creditworthiness of all Accounts are and remain upon the Borrowers. Reference by the Lender to a particular Account owed by a particular Account Debtor for guidance and/or monitoring shall not obligate the Lender to rely upon any other Account owed by the same Account Debtor to be acceptable for lending or to continue to rely upon that account. All risks of the saleability of the Borrower's Inventory are and remain upon the Borrowers. All Collateral (defined below) secures the prompt, punctual, and faithful performance of the Liabilities whether or not relied upon by the Lender in connection with the making of loans, credits, and advances and the providing of financial accommodations under the Revolving Credit.

             3-5. Procedures Under Revolving Credit. The Lead Borrower may request loans and advances under the Revolving Credit from time to time under, in each instance in accordance with such procedures as may from time to time be acceptable to the Lender.
                        (b) Subject to the provisions of this Agreement, a loan or advance under the Revolving Credit duly and timely requested by the Lead Borrower shall be made pursuant hereto, PROVIDED THAT:
                        (i)  The Availability will not be exceeded; and
                        (ii) The Revolving Credit has not been suspended as
                  provided in Section 3-5(h).
                  (c) (i) There shall not be any recourse to, nor liability of, the Lender on account of any of the following:
                             (A) Any delay in the Lender's making of, and/or any decline by the Lender to make, any loan or advance requested under the Revolving Credit, except due to the Lender's gross negligence or willful misconduct.
                             (B) Any delay in the proceeds of any such loan or advance constituting collected funds.

                             (C) Any delay in the receipt, and/or any loss, of funds which constitute a loan or advance under the Revolving Credit, the wire transfer of which was properly initiated by the Lender in accordance with wire instructions provided to the Lender by the Lead Borrower.
                        (ii) The Lender may rely on any request for a loan or advance or financial accommodation which the Lender, in good faith, believes to have been made by a person duly authorized to act on behalf of the Lead Borrower and may decline to make any such requested loan or advance or to provide any such financial accommodation pending the Lender's being furnished with such documentation concerning that person's authority to act as may be satisfactory to the Lender.
                        (d) A request by the Lead Borrower for any financial accommodation under the Revolving Credit or of the issuance of an L/C or any other accommodations shall be irrevocable and shall constitute certification by the Lead Borrower and each Borrower that as of the date of such request, each of the following is true and correct:
                               (i) There has been no material adverse change in the Borrowers' financial condition from the most recent financial information furnished the Lender pursuant to this Agreement.
                               (ii) The Borrowers are in compliance with, and has not breached any of, its covenants contained in this Agreement.
                               (iii) Each representation which is made herein or in any of the Loan Documents (defined below) is then true and complete as of and as if made on the date of such request.
                               (iv)  No Suspension Event is then extant.
                        (e) The Borrowers shall immediately become indebted to the Lender for the amount of each loan under or pursuant to this Agreement when such loan is deemed to have been made.
                     (f)(i) The Lead Borrower may request that the Lender issue L/C's for the account of any Borrower. Each such request shall be in such manner as may from time to time be acceptable to the Lender, and which may include, without limitation, (A) telephone notice to such person as may be designated by the Lender or (B) written notice.

                       (ii) The Lender, in the Lender's discretion in each instance, may issue any L/C so requested by the Borrower, provided that the aggregate Stated Amount, following the requested issuance thereof, would not exceed the lesser of Availability or One Million and no/100 Dollars ($1,000,000.00) and provided that the L/C (if so issued) is in form satisfactory to the Lender.
                      (iii) The Borrowers and/or the Lead Borrower shall execute such documentation to apply for and support the issuance of an L/C as may be required by the Lender.
                        (g) The Lender, without the request of the Lead Borrower, may advance under the Revolving Credit any amount which any Borrower is obligated to pay to the Lender or for which any Borrower or the Lender becomes obligated on account of, or in respect to, any L/C. Such advance shall be made even if such advance would result in Availability's being exceeded. Such action on the part of the Lender shall not constitute a waiver of the Lender's rights under Section 3-7(b), below.

                        (h) Upon the occurrence from time to time of any Suspension Event:
                             (i) The Lender may suspend the Revolving Credit immediately.
                             (ii) The Lender shall not be obligated, during such suspension, to make any loans or advance, or to provide any financial accommodation hereunder or to seek the issuance of any L/C.
                             (iii) The Lender may suspend the right of the Lead Borrower to request any LIBOR Loan or to convert any Base Margin Loan to a LIBOR Loan.

      3-6. The Loan Account. An account (hereinafter, the "LOAN ACCOUNT") shall be opened on the books of the Lender, in which Loan Account a record may be kept of all loans made by the Lender to the Borrowers under or pursuant to the Revolving Credit and of all payments thereon.
               (b) The Lender may also keep a record (either in the Loan Account or elsewhere, as the Lender may from time to time elect) of all interest, fees, service charges, costs, expenses, and other debits owed the Lender on account of the Liabilities under the Revolving Credit and of all credits against such amounts so owed.

               (c) All credits against the Liabilities shall be conditional upon final payment to the Lender of the items giving rise to such credits. The amount of any item credited against the Liabilities which is charged back against the Lender for any reason or is not so paid shall be a Liability and shall be added to the Loan Account, whether or not the item so charged back or not so paid is returned.
               (d) Except as otherwise provided herein, all fees, service charges, costs, and expenses for which the Borrowers are obligated hereunder are payable on demand. In the determination of Availability, the Lender may deem fees, service charges, accrued interest, and other payments as having been advanced under the Revolving Credit whether or not such amounts are then due and payable.
               (e) The Lender, without the request of the Lead Borrower, may advance under the Revolving Credit any interest, fee, service charge, or other payment to which the Lender is entitled from any Borrower pursuant hereto and may charge the same to the Loan Account notwithstanding that such amount so advanced may result in Availability's being exceeded. Such action on the part of the Lender shall not constitute a waiver of the Lender's rights under Section 3-8(b), below. Any amount which is added to the principal balance of the Loan Account as provided in this Subsection shall bear interest at the interest rate applicable from time to time to the unpaid principal balance of the Loan Account.
               (f) Any statement rendered by the Lender to the Lead Borrower concerning the Liabilities shall be considered correct and accepted by the Borrowers and shall be conclusively binding upon the Borrowers unless the Lead Borrower provides the Lender with written objection thereto within thirty (30) days from the mailing of such statement, which written objection shall indicate, with particularity, the reason for such objection. The Loan Account and the Lender's books and records concerning the loan arrangement contemplated herein and the Liabilities shall be prima facie evidence and proof of the items described therein.

      3-7. The Revolving Credit Note. The obligation to repay loans and advances under the Revolving Credit, with interest as provided herein, shall be evidenced by a note (hereinafter, the "REVOLVING CREDIT NOTE") in the form of EXHIBIT 3-7, annexed hereto, executed by each Borrower. Neither the original nor a copy of the Revolving Credit Note shall be required, however, to establish or prove any Liability. In the event that the Revolving Credit Note is ever lost, mutilated, or destroyed, upon receipt of a lost note affidavit and indemnity from the Lender, the Borrowers shall execute a replacement thereof and deliver such replacement to the Lender.

      3-8. Payment of Loan Account. (a) The Borrowers shall repay all or any portion of the principal balance of the Loan Account from time to time with the proceeds from the Collateral (as to which, see Section 9-3 below) until the termination of the Revolving Credit (as to which, see Article 15, below).
              (b) The Borrowers, without notice or demand from the Lender, shall pay the Lender that amount, from time to time, which is necessary so that the principal balance of the Loan Account does not exceed Availability.
              (c) The Borrowers shall pay the Lender the net proceeds of (a) sale of assets not in the ordinary course of business, (b) equity offerings, (c) debt issuances, and (d) casualty and condemnation proceeds (except to the extent utilized to replace or repair the property subject to the casualty). Such net proceeds will be applied first to the principal of the Revolving Facility (with a corresponding permanent reduction in the Commitment in each case other than with respect to the net proceeds from an equity offering which shall be paid to the Lender but which shall not be required to reduce the Commitment).
              (d) The Borrowers shall repay the then entire unpaid balance of the Loan Account upon the Termination Date.

      3-9. Interest. (a) Revolving Credit Loans shall initially bear interest at the Base Rate plus the Applicable Margin and thereafter shall bear interest at the Base Rate plus the Applicable Margin or the LIBOR Rate plus the Applicable Margin, as specified from time to time by the Lead Borrower in the Renewal/Conversion Notice with respect to the subject Revolving Credit Loan or as otherwise provided in this Agreement.
              (b) The Borrowers shall pay interest on each Revolving Credit Loan in arrears on the applicable Interest Payment Date for that Loan.

              (c) Following the occurrence of any Event of Default(and whether or not the Lender exercises the Lender's rights on account thereof), all loans and advances made under the Revolving Credit shall bear interest at the aggregate of the Base Rate plus four percent (4%) per annum.

     3-10. Duration of Interest Periods. (a) Subject to the limitation described herein, the Lead Borrower shall have the option to elect an Interest Period to be applicable to a Revolving Credit Loan by giving notice of such election (a "RENEWAL / CONVERSION NOTICE") in the form of EXHIBIT 3-10, annexed hereto received no later than 10:00 Boston time One Business Day before the end of the then applicable Interest Period if such Loan is to be converted to a Base Margin Loan and Three Business Days before (and not counting) the end of the then applicable Interest Period if such Loan is to be continued as, or converted to, a LIBOR Loan; provided, however, that (a) any Conversion of LIBOR Loans may be made only on the last day of the respective Interest Period for such Loans, and
(b) no loan may be Converted to a LIBOR Loan when any Default or Event of Default has occurred and is continuing. Each such Conversion Request shall be by telephone, telecopy, telex or cable, in each case confirmed immediately in writing in the manner specified for notices herein, and shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Loans to be Converted, and (iii) if such Conversion is to LIBOR Loan the duration of the initial Interest Period for such Loans. Each Conversion Request with respect to LIBOR Loans shall be irrevocable and binding on the Borrower.
              (b) If the Lender does not receive a notice of election of, or conversion to, an Interest Period for a LIBOR Loan pursuant to subsection (a) within the applicable time limits specified therein, the Borrower shall be deemed to have elected to convert such Loan in whole into a Base Margin Loan on the last day of the then current Interest Period with respect thereto.
              (c) The Lead Borrower shall not select, renew, or convert any Revolving Credit Loan such that there are more than three (3) interest rates applicable to the Revolving Credit Loans which are LIBOR Loans at any one time.

              (d) LIBOR Loans shall each be in an amount of not less than Five Hundred Thousand and no/100 Dollars ($500,000.00) and Five Hundred Thousand and no/100 Dollars ($500,000.00) increments in excess of such minimum.
              (e) If after giving a Conversion Request, the Borrower fails to borrow or Convert any LIBOR Loan, the Borrower shall indemnify the Lender against any loss or expense incurred by the Lender as a result of such failure including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Lender to fund or maintain a LIBOR Loan to be made by the Lender and the compensation as provided for in Section 3-18, herein.

     3-11. Changed Circumstances. In the event that:
              (a) on any day on which the rate for a LIBOR Loan would other wise be set, the Lender shall have determined in good faith (which determination shall be final and conclusive) that adequate and fair means do not exist for ascertaining such rate; or
              (b) at any time the Lender shall have determined in good faith (which determination shall be final and conclusive) that:

                        (i) the continuation of or conversion of any Revolving Credit Loan to a LIBOR Loan has been made impracticable or unlawful by (A) the occurrence of a contingency that materially and adversely affects the applicable market or (B) compliance by the Lender in good faith with any applicable law or governmental regulation, guideline or order or interpretation or change thereof by any governmental authority charged with the interpretation or administration thereof or with any request or directive of any such governmental authority (whether or not having the force of law); or
                        (ii) the indices on which the interest rates for LIBOR
                  Loan shall no longer represent the effective cost to the Lender for U.S. dollar deposits in the interbank market for deposits in which it regularly participates;
         then, and in any such event, the Lender shall forthwith so notify the Lead Borrower thereof. Until the Lender notifies the Lead Borrower that the circumstances giving rise to such notice no longer apply, the obli-gation of the Lender to make LIBOR Loans of the type affected by such changed circumstances or to permit the Lead Borrower to select the affected interest rate as otherwise applicable to any Revolving Credit Loans shall be suspended. If at the time the Lender so notifies the Lead Borrower, the Lead Borrower has previously given the Lender a Renewal/Conversion Notice with respect to one or more LIBOR Loans, but such Revolving Credit Loans have not yet gone into effect, such notifi cation shall be deemed to be void and the Lead Borrower may borrow Revolving Credit Loans which are Base Margin Loans by giving a sub stitute Renewal/Conversion Notice. Upon the expiration of the Interest Period for any LIBOR Loan which is outstanding on the date of such notification, the amount of such LIBOR Loan shall thereafter constitute a Base Margin Loan.

     3-12. Payments and Prepayments. (a) Base Margin Loans may be prepaid at any time and from time to time without premium or penalty.
                  (b) Any LIBOR Loan may be prepaid, upon not less than three
(3) Business Days' prior written notice to the Lender, without penalty, provided that (1) each partial prepayment shall be in the principal amount of $500,000.00 or an integral multiple thereof, (2) if such prepayment is on any day other than the last day of the Interest Period relating thereto, such amount prepaid shall be accompanied by any additional amounts necessary to compensate the Lender for any costs incurred by the Lender in accordance with Section 3-18, herein, including any interest or fees payable by the Lender to lenders of funds obtained by it in order to make or maintain its LIBOR Loans hereunder and (3) any amount prepaid shall be accompanied by accrued interest on the principal repaid to the date of payment.
                  (c) In the event that, at the time of any such prepayment, Loans are outstanding of more than one type, the amount prepaid shall be applied first to any Base Margin Loan prior to application to any LIBOR Loans.
                  (d) Any premium due hereunder upon such prepayment shall be due and payable upon any prepayment whatsoever, whether voluntary or involuntary, to the extent permitted by law, and after acceleration of the unpaid principal balance of the Liabilities after the occurrence of an Event of Default.

     3-13. Fees. (a) As compensation for the Lender's commitment included herein to make loans and advances to the Borrowers and as compensation for the Lender's maintenance of sufficient funds available for such purpose, the Lender shall have earned a FACILITY FEE (so referred to herein) of $125,000.00 ($85,000.00 of which has been previously paid), which fee shall be paid with the proceeds of the first advance made under the Revolving Credit.
               (b) In addition to any other fee by the Borrowers on account of the Revolving Credit, the Borrowers shall pay the Lender a LINE (UNUSED) FEE (so referred to herein) in arrears, on the first day of each month (and on the Termination Date). The Line (Unused) Fee shall be equal to 0.375% per annum of the average difference, during the month just ended (or relevant period with respect to the payment being made on the Termination Date) between the Commitment and the unpaid principal balance of the Loan Account.
               (c) The Borrower shall pay the Lender a COLLATERAL MANAGEMENT FEE (so referred to herein) of $4,800.00 per annum, payable in equal quarterly installments in advance.
               (d) The Borrower shall not be entitled to any credit, rebate or repayment of any Facility Fee, Collateral Management Fee, or Line (Unused) Fee previously earned by the Lender pursuant to this Section notwithstanding any termination of the within Agreement or suspension or termination of the Lender's obligation to make loans and advances hereunder.
               (e) The Borrower shall pay an EARLY TERMINATION FEE (so referred to herein as follows:

                             (i) Subject to subsection (iii) below, the sum of $280,000.00, if the Commitment is terminated within twelve (12) months of the closing date.

                             (ii) Subject to subsection (iii) below, the sum of $140,000.00, if the Commitment is terminated after twelve (12) months from the closing date and prior to twenty-four
                                     (24) months after the closing date.

                             (iii) No Early Termination Fee shall be due if the Commitment is terminated and the Liabilities are repaid with the proceeds of an equity offering.

     3-14. Fees For L/C's. (a) Prior to the issuance of any L/C, the Borrowers shall pay to the Lender a fee on account of such L/C based upon the Lender's then current fee schedule for like L/C's.

                           (b) In addition to the fee to be paid as provided in
Subsection (a), above, the Borrowers shall pay to the Lender, on demand, all issuance, processing, negotiation, amendment, and administrative fees and other amounts on account of, or in respect to, each L/C.

     3-15. Establishment of Letter of Credit. (a) Upon the written, telephonic, or electronic request of the Lead Borrower, the Lender agrees to cause the issuance of L/C's on behalf of a Borrower as provided herein. The Lead Borrower may request issuance of L/C's in such manner as may from time to time be reasonably acceptable to the Lender. The Borrowers shall execute and deliver to the Lender such further documents and instruments in connection with any L/C, as the Lender, in accordance with the Lender's then customary practices with respect to similar facilities, may reasonably request including, without limitation, the Lender's standard letter of credit agreements (hereinafter, the "L/C Agreement"). In the event of any inconsistency between the terms of the L/C Agreement and this Agreement the terms and conditions of the L/C Agreement shall control.
                     (b)(i) The maximum aggregate amount of L/C's Outstanding at any one time shall not exceed the lesser of: (i)One Million and no/100 Dollars ($1,000,000.00) or (ii) the difference between Availability and the then unpaid principal balance of all Revolving Credit Loans.
                     (c) No L/C shall have a maturity date which is later than the earlier of (i) or (ii) below:
                        (i) Three hundred sixty-five (365) days after the date of such L/C's issuance;
                        (ii) the Termination Date.
                     (d) Upon the making of any request by or on behalf of the Lead Borrower for issuance of a L/C, the Borrowers shall be deemed to have certified that as of the date of such request, the representations set forth in Subsections 3-4(c)(i) - (iii), above, are true and correct and that the Availability which supports the issuance of the subject L/C arises out of transactions involving the import shipment of goods.

     3-16. Effect of Honor of L/C's. The Borrowers shall reimburse the Lender for the amount of any honoring of any L/C. Any such honoring which is not so reimbursed on the Business Day when so honored shall constitute a Revolving Credit Loan.

     3-17. Additional Provisions Relating to L/C's. (a) The obligations of the Borrowers with respect to L/Cs shall be absolute and unconditional. The obligations of the Borrowers with respect to L/Cs shall rank pari passu with the obligations of the Borrowers to repay all other Liabilities. The Lender's rights, powers, privileges and immunities specified in or arising under this Agreement are in addition to any heretofore or at any time hereafter otherwise created or arising, whether by statute or rule of law or contract.
               (b)        The Borrowers will
                             (i) promptly examine the copy of any L/C (and any amendments thereof) sent to it by the Lender;
                             (ii)    promptly examine all instruments and
         documents delivered to it from time to time by the Lender; and
                             (iii) within two (2) Business Days of receipt thereof, provide the Lender with written notice of any irregularity or claim of non-compliance with the instructions of such person or entity.
The Borrowers are conclusively deemed to have waived any such claim against the Lender and its correspondents unless such notice is so timely given.
               (c)        The Borrowers will
                             (i)     procure promptly any necessary
         documentation, permits, or licenses for the import, export or shipping of the property in connection with which any L/C is issued;
                             (ii)    comply with all foreign and domestic
         governmental requirements relating to the shipment or financing of such property; and
                             (iii)   furnish such evidence that the above
         requirements have been fulfilled as the Lender reasonably may require.

               (d) The Borrowers will jointly and severally indemnify the Lender for and hold harmless against any and all claims, loss, liability, or damage, including attorneys' reasonable fees, howsoever arising from or in connection with the surrender or endorsement of any bill of lading, warehouse receipt or documents of title at any time held by the Lender, or any of its correspondents in connection with any L/C.
               (e) As further security for the payment or performance of any and all other obligations and liabilities hereunder, certain or contingent, and also for the payment or performance of any and all other obligations and liabilities, certain or contingent, due or to become due, now existing or hereafter arising, which are now, or may at any time or times hereafter be owing by the Borrowers to the Lender, the Borrowers hereby
                                 (i) recognize and admit the Lender's security interest in, and, after the occurrence of an Event of Default, unqualified right to the possession and disposal of, any and all shipping documents, warehouse receipts, policies or certificates of insurance, and other documents accompanying or relative to any L/C or Acceptance (whether or not such documents, goods, or other property have been released to or upon the order of the Lead Borrower under a security agreement or trust or bailee receipt) and in and to the proceeds of each and all of the foregoing; and
                                (ii) if any third party shall have joined in the applica tion for the L/C, assign and transfer to the Lender all right, title and interest of the Borrowers in and to all property and interests which any Borrower may now or hereafter obtain from such third party arising in connection with the transaction to which the L/C relates, to the extent that same can be lawfully assigned.
               (f) Following the occurrence of any Event of Default, the Lender, with power of substitution and revocation, may:
                        (i) sign, in the name of the Lender, and/or the name of any Borrower, any document called for from any Borrower and/or endorse, in the name of any Borrower, any and all notes, checks, drafts, documents of title, Documents of Title, or other instruments or documents in which the Lender has or the Lender may at any time have any interest in connection with any L/C; and

                       (ii) perform any obligation or agreement in connection with any L/C or Acceptance which the Lender deems necessary or desirable to protect the Lender's right, powers and remedies under this Agreement.
               (g) None of the Lender, the Lender's correspondents or any advising, negotiating, or paying bank with respect to any L/C, shall be responsible in any way for:
                        (i) performance by any beneficiary under any L/C of that beneficiary's or payee's obligations to any Borrower; or
                       (ii) the form, sufficiency, correctness, genuineness, authority of any person signing; falsification; or the legal effect of; any documents called for under any L/C if (with respect to the foregoing) such documents on their face appear to be in order.
               (h) The Lender may honor, as complying with the terms of any L/C and of any drawing thereunder, any drafts or other documents otherwise in order, but signed or issued by an administrator, executor, conservator, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver, or other legal representative of the party authorized under such L/C or Acceptance to draw or issue such drafts or other documents.
               (i) Unless otherwise agreed to, in the particular instance, the Borrowers hereby authorize the Lender to (i) select an advising bank, if any; (ii) select a paying bank, if any; and (iii) select a negotiating bank.
               (j) All directions, correspondence, and funds transfers relating to any L/C are at the risk of the Borrowers. The Lender shall have discharged its obligations under any L/C which, or the drawing under which, includes payment instructions, by the initiation of the method of payment called for in, and in accordance with, such instructions (or by any other commercially reasonable and comparable method). The Lender does not assume any responsi-bility for any inaccuracy, interruption, error, or delay in transmission or delivery by post, telegraph or cable, or for any inaccuracy of translation.
               (k) The Lender's rights, powers, privileges and immunities specified in or arising under this Agreement are in addition to any heretofore or at any time hereafter otherwise created or arising, whether by statute or rule of law or contract.

               (l) Except to the extent otherwise expressly provided hereunder or agreed to in writing by the Lender, and the Borrowers, the L/C will be governed by the Uniform Customs and Practice for Documentary Credits, Inter national Chamber of Commerce, Publication No. 500, and any subsequent revisions thereof.
               (m) If any change in any law, executive order or regulation, or any directive of any administrative or governmental authority (whether or not having the force of law), or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof, shall either:
                      (i) impose, modify or deem applicable any reserve, special deposit or similar requirements against L/C's heretofore or hereafter caused to be issued by the Lender or with respect to which the Lender has an obligation to lend to fund drawings thereunder; or
                      (ii) impose on any Lender any other condition or re-quirements relating to any such L/C's;

and the result of any event referred to in clause (i) or (ii), above, shall be to increase the cost to the Lender of issuing or maintaining any L/C, then, upon demand by the Lender and delivery by the Lender to the Borrowers of a certificate of an officer of the Lender describing such change in law, executive order, regulation, directive, or interpretation thereof, its effect on the Lender, and the basis for determining such increased costs and their allocation, the Borrowers within five (5) days after receipt of such notice shall pay to the Lender, from time to time as specified by the Lender, such amounts as shall be sufficient to compensate the Lender for such increased cost. The Lender's determination of costs incurred under clause (i) or (ii) above, shall be conclusive and binding on the Borrower in the absence of manifest error.
               (n) The obligations of the Borrowers under this Agreement with respect to L/C's are absolute, unconditional, and irrevocable and shall be performed strictly in accordance with the terms hereof under all circumstanc es, whatsoever including, without limitation, the following:

                        (i) Any lack of validity or enforceability or restriction, restraint, or stay in the enforcement of the within Agreement, any L/C, or any other agreement or instrument relating thereto.
                       (ii) Any amendment or waiver of, or consent to the depar-ture from, all or any of the above.
                      (iii) The existence of any claim, set-off, defense, or other right which the Borrower may have at any time against the beneficiary of the L/C.

     3-18. Breakage Costs. Each Borrower jointly and severally agrees to indemnify the Lender and to hold the Lender harmless from and against any loss, cost or expense (including loss of anticipated profits) that the Lender may sustain or incur as a consequence of (a) default by the Borrowers in payment of the principal amount of or any interest on any LIBOR Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by the Lender to lenders of funds obtained by it in order to maintain its LIBOR Loans, (b) default by the Borrowers in making a borrowing or conversion after the Lead Borrower has given (or is deemed to have given) a Conversion Request, or (c) the making of any payment of any LIBOR Loan or the making of any conversion of any such Loan to a Base Margin Loan on a day that is not the last day of the applicable Interest Period with respect thereto, whether due to voluntary prepayment, payment realized from the Collateral or any Guarantor after the occurrence of an Event of Default, or otherwise, including interest or fees payable by the Lender to lenders of funds obtained by it in order to maintain any such Loans. Such loss shall include, without limitation, an amount calculated as follows:

               (a) First, the Lender shall determine the amount by which (i) the total amount of interest which would have otherwise accrued hereunder on each installment of principal so paid or not borrowed, during the period beginning on the date of such payment or failure to borrow and ending on the date such installment would have been due (the "Reemployment Period"), exceeds (ii) the total amount of interest which would accrue, during the Reemployment Period, on any readily marketable bond or other obligation of the United States of America designated by the Lender in its sole discretion at or about the time of such payment, such bond or other obligation of the United States of America to be in an amount equal (as nearly as may be) to the amount of principal so paid or not borrowed and to have a maturity comparable to the Reemployment Period, and the interest to accrue thereon to take account of amortization of any discount from par or accretion of premium above par at which the same is selling at the time of designation. Each sum amount is hereafter referred to as an "Installment Amount".
              (b) Second, each Installment Amount shall be treated as payable as of the date on which the related principal installment would have been payable by the Borrower had such principal installment not been prepaid or not borrowed.
              (c) Third, the amount to be paid on each such date shall be the present value of the Installment Amount determined by discounting the amount thereof from the date on which such Installment Amount is to be treated as payable, at the same annual interest rate as that payable upon the bond or other obligation of the United States of America designated as aforesaid by the Lender.

     3-19. Computation of Interest and Fees. Interest and all fees payable hereunder shall be computed daily on the basis of a year of 360 days and paid for the actual number of days for which due. If the due date for any payment of principal is extended by operation of law, interest shall be payable for such extended time. If any payment required by this Agreement becomes due on a day that is not a Business Day, such payment may be made on the next suc ceeding Business Day, and such extension shall be included in computing interest in connection with such payment.

     3-20. Overdue Payments. Upon the occurrence of an Event of Default, all Liabilities shall bear interest from and including the due date thereof until paid, payable on demand, at a rate per annum equal to the Base Rate plus 4% per annum.

     3-21. Automatic Payment. The Borrowers authorize the Lender to automatically debit the Borrowers' demand deposit accounts with the Lender on the Interest Payment Date or such other dates when due for all interest, fees, costs, commissions, service charges and expenses due to the Lender.

     3-22. Additional Costs, Etc. If any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to the Lender by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

         (a) subject the Lender to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, or the Loans (other than taxes based upon or measured by the income or profits of the Lender), or

         (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to the Lender of the principal of or the interest on any Loans or any other amounts payable to the Lender under this Agreement or the other Loan Documents, or

         (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or commitments of an office of the Lender, or

         (d) impose on the Lender any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loan, or any class of loans or commitments of which any Loan forms a part;

and the result of any of the foregoing is

         (i) to increase the cost to the Lender of making, funding, issuing, renewing, extending or maintaining any of the Loans, or

         (ii) to reduce the amount of principal, interest or other amount payable to the Lender hereunder on account of any of the Loans, or

         (iii) to require the Lender to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by the Lender from the Borrowers hereunder, then, and in each such case, the Borrowers will, upon demand made by the Lender at any time and from time to time and as often as the occasion therefor may arise, pay to the Lender such additional amounts as will be sufficient to compensate the Lender for such additional cost, reduction, payment or foregone interest or other sum.

     3-23. Capital Adequacy. If the Lender shall have determined that the adoption of any applicable law, rule, regulation, guideline, directive or request (whether or not having force of law) regarding capital requirements, or the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender with any of the foregoing imposes or increases a requirement by the Lender to allocate capital resources to the Loans made, or to be made, hereunder, which has or would have the effect of reducing the return on the Lender's capital to a level below that which the Lender could have achieved (taking into consideration the Lender's then existing policies with respect to capital adequacy and assuming full utilization of the Lender's capital) but for such adoption, change or compliance, by any amount deemed by the Lender to be material: (i) the Lender shall promptly after its determination of such occurrence give notice thereof to the Lead Borrower; and
(ii) the Borrowers shall pay to the Lender as an additional fee from time-to-time on demand such amount as the Lender certifies to be the amount that will compensate it for such reduction. In determining such amounts, the Lender may use any reasonable averaging and attribution methods.

     3-24. Certificate. The Lender shall furnish the Lead Borrower with a certificate setting forth the calculation of any amounts payable p-pursuant to ss.ss.3-22 or 3-23 hereof, which certificate shall be prima facie evidence that such amounts are due and owing. In calculating the amounts due from the Borrowers under those sections, the Lender shall treat the Borrowers in a reasonably similar manner to other of the Lender's customers as to whom similar provisions also apply.

ARTICLE 4 - GRANT OF SECURITY INTEREST
--------------------------------------

      4-1. Grant of Security Interest. To secure the Borrowers' prompt, punctual, and faithful performance of all and each of the Borrowers' Liabilities, the Borrowers hereby grant to the Lender a continuing security interest in and to, and assigns to the Lender, the following, and each item thereof, whether now owned or now due, or in which any Borrower has an interest, or hereafter acquired, arising, or to become due, or in which any Borrower obtains an interest, and all products, Proceeds, substitutions, and accessions of or to any of the following (all of which, together with any other property in which the Lender may in the future be granted a security interest, is referred to herein as the "COLLATERAL"):

              (a) All Accounts.
              (b) All Inventory.
              (c) All General Intangibles, including, without limitation, all patents, trademarks, and tax refunds.
              (d) All Equipment.
              (e) All Goods.
              (f) All Fixtures.
              (g) All Chattel Paper.
              (h) All books, records, and information relating to the Collateral and/or to the operation of the Borrower's business, and all rights of access to such books, records, and information, and all property in which such books, records, and information are stored, recorded, and maintained.
              (i) All Instruments, Documents of Title, Documents, policies and certificates of insurance, Investment Property, deposits, deposit accounts, impressed accounts, compensating balances, money, cash, or other property;
              (j) All insurance proceeds, refunds, and premium rebates,
                  including, without limitation, proceeds of fire and credit insurance, whether any of such proceeds, refunds, and premium rebates arise out of any of the foregoing or otherwise.
              (k) All liens, guaranties, rights, remedies, and privileges pertaining to any of the foregoing including the right of stoppage in transit.

      4-2. Extent and Duration of Security Interest. The within grant of a security interest is in addition to, and supplemental of, any security interest previously granted by the Borrowers to the Lender and shall continue in full force and effect applicable to all Liabilities until all Liabilities have been paid and/or satisfied in full and the security interest granted herein is specifically terminated in writing by a duly authorized officer of the Lender.


ARTICLE 5 - CONDITIONS PRECEDENT.
---------------------------------

         Precedent to the effectiveness of this Agreement, the establishment of the financing arrangements contemplated hereby, and the making of the first loan under the Revolving Credit, the documents respectively described in Sections 5-1 through and including 5-8, each in form and substance satisfactory to the Lender shall have been delivered to the Lender, and the conditions respectively described in Sections 5-9 through and including 5-21, shall have been satisfied:

      5-1. Corporate Due Diligence. (a) Certificates of corporate good standing issued by the respective Secretary(ies) of State of the Borrowers' states of incorporation.

              (b) Certificates of due qualification, in good standing, issued by the Secretary(ies) of State of each State in which the nature of the Borrowers' business conducted or assets owned could require such qualification.
              (c) A Certificate of the Borrowers' Clerk/Secretary of the due adoption, continued effectiveness, and setting forth the texts of, each corporate resolution adopted in connection with the establishment of the loan arrangement contemplated by the Loan Documents and attesting to the true signatures of each Person authorized as a signatory to any of the Loan Documents.

      5-2. Opinion. An opinion of counsel to the Borrower in form and substance satisfactory to the Lender.

      5-3. Landlord's Waivers. Waivers (each in form reasonably satisfactory to the Lender) by each of the Borrowers' landlords.

      5-4. Officers' Certificates. Certificates executed by the President and the Treasurer of the Borrower and stating that the representations and warranties made by the Borrower to the Lender in the Loan Documents are true and complete as of the date of such Certificate, and that no event has occurred which is or which, solely with the giving of notice or passage of time (or both) would be an Event of Default.

      5-5. Warrants. The Lender (or an affiliate of the Lender) shall receive warrants from DynaGen, Inc. for the purchase of 250,000 share of DynaGen's registered common stock at an exercise price equal to the market price per share as of the date hereof. The terms regarding the issuance of the warrant shall be evidenced by a Warrant in form, and containing terms and conditions, satisfactory to the Lender or its affiliate, which shall include, among other things, customary anti-dilution provisions.

      5-6. Pledge Agreement(s). The Lender shall have received executed Pledge Agreements, in form and substance acceptable to the Lender, pledging to the Lender the outstanding capital stock of all subsidiaries of the Borrowers to secure the Liabilities.

      5-7. Guaranties. The Lender shall have received unlimited guaranties in form and substance acceptable to the Lender wherein each Borrower shall unconditionally guaranty all Liabilities of the other Borrowers to the Lender.

      5-8. Additional Documents. Such additional instruments and documents as the Lender or its counsel reasonably may require or request.

      5-9. Representations and Warranties. Each of the representations made by or on behalf of any Borrower in this Agreement or in any of the other Loan Documents or in any other report, statement, document, or paper provided by any or on behalf of any Borrower shall be true and complete as of the date as of which such representation or warranty was made.

     5-10. No Event of Default. No event shall have occurred, or failed to occur, which occurrence or which failure constitutes, or which, solely with the passage of time or the giving of notice (or both) would constitute, an Event of Default.

     5-11. No Adverse Change. No event shall have occurred or failed to occur, which occurrence or failure is or could have a materially adverse effect upon the Borrowers' financial condition, operating results, or cash flows from the Borrowers' financial condition at April 30, 1999.

     5-12. Availability. The Borrower shall have minimum excess Availability of at least $2,500,000.00 after giving effect to the first loans and advances to be made under the Revolving Credit

     5-13. Equity. The Borrowers shall have received proceeds of subordinated indebtedness or equity from and after January 1, 1999 in an amount of at least $4,650,000.00. The terms of such subordinated indebtedness or equity shall be reasonably satisfactory to the Lender and in any event must provide that no cash payments or distributions are to be made on account thereof until all Liabilities to the Lender have been paid in full.

     5-14. Subordinated Indebtedness. The holders of the Borrowers' Subordinated Indebtedness shall have entered into such subordination agreements with the Lender as the Lender may reasonably require; and the Lender shall have received intercreditor agreements, in form and substance to the Lender, with such of the Borrowers' other creditors as the Lender may reasonably require.

     5-15. Settlement with Shareholders of Superior Pharmeceutical Company. The settlement agreement between the Borrowers and the former shareholders of Superior Pharmaceutical Company shall contain such terms as are reasonably acceptable to the Lender.

     5-16. Financial Information. The Lender shall have received internally prepared consolidated and consolidating financial statements for the Borrowers for the period January 1, 1999 through October 31, 1999, the results of which shall be reasonably satisfactory to the Lender.

     5-17. Commercial Finance Examination. The Lender shall have conducted an updated commercial finance examination of the Borrowers and shall be satisfied with the results thereof.

     5-18. Appraisals. The Lender shall have received an updated appraisal of the Borrowers' Equipment and shall be satisfied with the results thereof.

     5-19. Litigation. No action, suit, investigation, litigation or proceeding shall be pending or threatened in any court or before any arbitrator or governmental instrumentality that (i) reasonably could be expected to have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of any of the Borrowers or (ii) would materially adversely affect the Revolving Credit Facility.

     5-20. Consents. All governmental and third party consents and approvals, if any, necessary in connection with the Revolving Credit Facility, shall have been obtained (without the imposition of any conditions that are not acceptable to the Lender) and shall remain in effect; all applicable waiting periods with respect to such consents and approvals shall have expired without any action being taken by any competent authority; and, in the judgement of the Lender, no law or regulation shall be applicable which restrains, prevents, or imposes materially adverse conditions upon the Revolving Credit Facility. Without limiting the foregoing, all material licenses required from the U.S. Food and Drug Administration and other applicable licensing authorities for the conduct of the Borrowers' business shall be in full force and effect and the Borrowers shall not be in default thereunder.

     5-21. Due Diligence. The Lender shall have completed its due diligence investigation of the Borrowers in scope with the results of such due diligence being satisfactory to the Lender. The Lender shall have received such background information regarding the Borrowers and their officers and such customer and credit checkings as the Lender shall deem appropriate and the Lender shall be satisfied with the results thereof

ARTICLE 6 - GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS.
--------------------------------------------------------------

         To induce the Lender to establish the loan arrangement contemplated herein and to make loans and advances and to provide financial accommodations under the Revolving Credit (each of which loans shall be deemed to have been made in reliance thereupon and each of which may be made by the Lender in the Lender's discretion ), the Borrowers, in addition to all other representations, warranties, and covenants made by the Borrowers in any other Loan Document, makes those representations, warranties, and covenants included in this Agreement.

      6-1. Payment and Performance of Liabilities. The Borrowers shall pay each Liability when due (or when demanded if payable on demand) and shall promptly, punctually, and faithfully perform each other Liability.

      6-2. Due Organization - Corporate Authorization - No Conflicts.(a) The Borrowers presently are and shall hereafter remain in good standing as a corporation in the State referenced in the Preamble hereto and are and shall hereafter remain duly qualified and in good standing in every other State in which, by reason of the nature or location of the Borrowers' assets or operation of the Borrowers' business, such qualification may be necessary, except where the failure to so qualify would not have a material adverse effect on the financial condition, assets and/or business of the Borrowers.
              (b) Each Related Entity is listed on EXHIBIT 6-2, annexed hereto. Each Related Entity is and shall hereafter remain in good standing in the State in which incorporated and is and shall hereafter remain duly qualified in which other State in which, by reason of that entity's assets or the operation of such entity's business, such qualification may be necessary, except where the failure to so qualify would not have a material adverse effect on the financial condition, assets and/or business of any such Related Entity. The Borrowers shall provide the Lender with prior written notice of any entity's becoming or ceasing to be a Related Entity.
              (c) The Borrowers have all requisite corporate power and authority to execute and deliver to the Lender all and singular the Loan Documents to which the Borrowers are a party and has and will hereafter retain all requisite corporate power to perform all and singular the Liabilities.
              (d) The execution and delivery by each Borrower of each Loan Document to which it is a party; each Borrower's consummation of the transactions contemplated by such Loan Documents (including, without limitation, the creation of security and mortgage interests by the Borrower as contemplated hereby) ; and each Borrower's performance under those of the Loan Documents to which it is a party; the borrowings hereunder; and the use of the proceeds thereof as contemplated herein:
                        (i) Have been duly authorized by all necessary corporate action.
                        (ii) Do not, and will not, contravene in any material respect any provision of any Requirement of Law or obligation of the Borrower.
                       (iii) Will not result in the creation or imposition of, or the obligation to create or impose, any Encumbrance upon any assets of any Borrower pursuant to any Requirement of Law or obligation, except pursuant to the Loan Documents.

              (e) The Loan Documents have been duly executed and delivered by each Borrower and are the legal, valid and binding obligations of each Borrower, enforceable against each Borrower in accordance with their respective terms.

      6-3. Maintain Accounts. To permit the Lender to monitor the Borrowers' financial performance and condition, each Borrower shall maintain all of such Borrower's depository accounts with the Lender.

      6-4. Trade Names. (a) EXHIBIT 6-4, annexed hereto, is a listing of:
               (i) All names under which each Borrower conducted its business in the previous five years.
              (ii) All entities and/or persons with whom any Borrower consolidated or merged in the previous five years, or from whom any Borrower in the previous five years acquired in a single transaction or in a series of related transactions substantially all of such entity's or person's assets.
             (iii)The representations made in ss.6-4(a)(i) and (ii) with respect to any businesses acquired by the Borrowers are made to the best of the Borrower's knowledge with respect to such businesses for periods prior to the acquisition thereof.
              (b) Except (i) upon not less than twenty-one (21) days prior written notice given the Lender, and (ii) in compliance with all other provisions of this Agreement, no Borrower will undertake or commit to undertake any action such that the results of that action, if undertaken prior to the date of this Agreement, would have been reflected on EXHIBIT 6-4.
              (c) The conduct by any Borrower of such Borrower's business does not infringe on the patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, or other intellectual or proprietary property of any third Person.
              (d) Each Borrower owns and possesses, or has the right to use all patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, and other intellectual or proprietary property of any third Person necessary for such Borrower's conduct of the Borrower's business.

      6-5. Locations. The Collateral, and the books, records, and papers of Borrowers pertaining thereto, are kept and maintained solely at the chief executive offices of the Borrowers stated in the Preamble of this Agreement, and at those locations which are listed on EXHIBIT 6-5, annexed hereto, which
EXHIBIT includes all service bureaus with which any such records are maintained and the names and addresses of each of the Borrower's landlords. Except (i) to accomplish sales of Inventory in the ordinary course of business or (ii) to utilize such of the Collateral as is removed from such locations in the ordinary course of business (such as motor vehicles), the Borrower shall not remove any Collateral from said chief executive offices or those locations listed on
EXHIBIT 6-5.

      6-6. Title to Assets. Each Borrower is, and shall hereafter remain, the owner of the all of its present and future assets free and clear of all Encumbrances other than those set forth in EXHIBIT 6-6 hereto.

      6-7. Indebtedness. The Borrowers do not and shall not hereafter have any Indebtedness with the exceptions of:
              (a) Any Indebtedness to the Lender.
              (b) The Indebtedness (if any) listed on EXHIBIT 6-7, annexed hereto.
              (c) Ordinary trade indebtedness incurred in the normal course of each Borrower's business.

      6-8. Insurance Policies. (a) EXHIBIT 6-8, annexed hereto, is a schedule of all insurance policies owned by any Borrower or under which any Borrower is the named insured. Each of such policies is in full force and effect. Neither the issuer of any such policy nor the Borrower is in default or violation of any such policy.
              (b) Each Borrower shall have and maintain at all times insurance covering such risks, in such amounts, containing such terms, in such form, for such periods, and written by such companies as may be reasonably satisfactory to the Lender. The Lender acknowledges that the insurance set forth in EXHIBIT 6-8 is satisfactory to the Lender as of the date hereof. All insurance carried by any the Borrower shall provide for a minimum of thirty (30) days' written notice of cancellation to the Lender and all such insurance which covers the Collateral shall include an endorsement in favor of the Lender, which endorsement shall provide that the insurance, to the extent of the Lender's interest therein, shall not be impaired or invalidated, in whole or in part, by reason of any act or neglect of such Borrower or by the failure of such Borrower to comply with any warranty or condition of the policy. In the event of the failure by any Borrower to maintain insurance as required herein, the Lender, at its option, may obtain such insurance, provided, however, the Lender's obtaining of such insurance shall not constitute a cure or waiver of any Event of Default occasioned by such Borrower's failure to have maintained such insurance. Each Borrower shall furnish to the Lender certificates or other evidence satisfactory to the Lender regarding compliance by such Borrower with the foregoing insurance provisions.

              (c) Each Borrower shall advise the Lender of each claim made by such Borrower under any policy of insurance which covers the Collateral and will permit the Lender, at the Lender's option in each instance, to the exclusion of such Borrower, to conduct the adjustment of each such claim Each Borrower hereby appoints the Lender as such Borrower's attorney in fact to obtain, adjust, settle, and cancel any insurance described in this section and to endorse in favor of the Lender any and all drafts and other instruments with respect to such insurance. Such appointment, being coupled with an interest, is irrevocable until this Agreement is terminated by a written instrument executed by a duly authorized officer of the Lender. The Lender shall not be liable on account of any exercise pursuant to said power except for any exercise in actual willful misconduct and bad faith. The Lender may apply any proceeds of such insurance against the Liabilities, whether or not such have matured, in such order of application as the Lender may determine.

      6-9. Licenses. EXHIBIT 6-9, annexed hereto, is a schedule of all license, distributor, franchise, and similar agreements issued to, or to which any Borrower is a party. Each of such agreements is in full force and effect. No party to any such agreement is in default or violation of any such agreement and such Borrower has not received any notice or threat of cancellation of any such agreement.

     6-10. Leases. EXHIBIT 6-10, annexed hereto, is a schedule of all presently effective Leases and Capital Leases. Each of such Leases and Capital Leases is in full force and effect. No Borrower is in material default or violation of any such Lease or Capital Lease and no Borrower has received any notice or threat of cancellation of any such Lease or Capital Lease. Each Borrower hereby authorizes the Lender at any time and from time to time to contact any of the Borrowers' landlords in order to confirm each Borrower's continued compliance with the terms and conditions of the Lease(s) between such Borrower and that landlord and to discuss such issues, concerning such Borrower's occupancy under such Lease(s), as the Lender may determine.

     6-11. Requirements of Law. Each Borrower is in compliance with, and shall hereafter comply with and use its assets in compliance with, all Requirements of Law. No Borrower has received any notice of any violation of any Requirement of Law (whether or not such violation is material), which violation has not been cured or otherwise remedied.

     6-12. Maintain Properties. Each Borrower shall:
      (a) Keep the Collateral in good order and repair (ordinary reasonable wear and tear and insured casualty excepted).
      (b) Not suffer or cause the waste or destruction of any material part of the Collateral.
      (c) Not use any of the Collateral in violation of any policy of insurance thereon.
      (d) Not sell, lease, or otherwise dispose of any of the Collateral, other than the following:
               (i) The sale of Inventory in compliance with this Agreement.
              (ii) The disposal of Equipment which is obsolete, worn out, or damaged beyond repair, which Equipment is replaced to the extent necessary to preserve or improve the operating efficiency of the Borrower.
             (iii) The turning over to the Lender of all Receipts as provided herein.

     6-13. Pay Taxes. (a)(i) No federal income tax returns of any Borrower is presently under examination by the Internal Revenue Service. All deficiencies, assessments, and other amounts asserted as a result of any previous examination have been fully paid or settled. No agreement is extant which waives or extends any statute of limitations applicable to the right of the Internal Revenue Service to assert a deficiency or make any other claim for or in respect to federal income taxes. No issue has been raised in any examination which, by application of similar principles, reasonably could be expected to result in the assertion of a deficiency for any fiscal year open for examination, assessment, or claim by the Internal Revenue Service.
             (ii) No returns of any Borrower for state and local income, excise, sales, and other taxes is presently being examined by the relevant taxing authority. All deficiencies, assessments, and other amounts asserted as a result of any previous examination have been fully paid or settled. No agreement is extant which waives or extends any statute of limitations applicable to the right of any state taxing authority to assert a deficiency or make any other claim for or in respect to any such state taxes. No issue has been raised in any examination which, by application of similar principles, reasonably could be expected to result in the assertion of a deficiency for any fiscal year open for examination, assessment, or claim by any state or local taxing authority.
              (b) Each Borrower has, and hereafter shall: pay, as they become due and payable, all taxes and unemployment contributions and other charges of any kind or nature levied, assessed or claimed against such Borrower or the Collateral by any person or entity whose claim could result in an Encumbrance upon any asset of such Borrower or by any governmental authority; properly exercise any trust responsibilities imposed upon such Borrower by reason of withholding from employees' pay; timely make all contributions and other payments as may be required pursuant to any Employee Benefit Plan now or hereafter established by such Borrower; and timely file all tax and other returns and other reports with each governmental authority to whom each Borrower is obligated to so file.
              (c) At its option, the Lender may, but shall not be obligated to, pay any taxes, unemployment contributions, and any and all other charges levied or assessed upon any Borrower or the Collateral by any person or entity or governmental authority, and make any contributions or other payments on account of any Borrower's Employee Benefit Plan as the Lender, in the Lender's discretion, may deem necessary or desirable, to protect, maintain, preserve, collect, or realize upon any or all of the Collateral or the value thereof or any right or remedy pertaining thereto, provided, however, the Lender's making of any such payment shall not constitute a cure or waiver of any Event of Default occasioned by the Borrower's failure to have made such payment.

     6-14. No Margin Stock. No Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulations U.T. and X. of the Board of Governors of the Federal Reserve System of the United States). No part of the proceeds of any borrowing from the Lender will be used at any time to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

     6-15. ERISA. Neither any Borrower nor any ERISA Affiliate ever has or hereafter shall:
         (a) Violate or fail to be in full compliance with any Borrower's Employee Benefit Plan.
         (b) Fail timely to file all reports and filings required by ERISA to be filed by any Borrower.
         (c) Engage in any "prohibited transactions" or "reportable events" (respectively as described in ERISA).
         (d) Engage in, or commit, any act such that a tax or penalty could be imposed upon any Borrower on account thereof pursuant to ERISA.
         (e) Accumulate any material funding deficiency within the meaning of ERISA.
         (f) Terminate any Employee Benefit Plan such that a lien could be asserted against any assets of any Borrower on account thereof pursuant to ERISA.
         (g) Be a member of, contribute to, or have any obligation under any Employee Benefit Plan which is a multiemployer plan within the meaning of Section 4001(a) of ERISA.

     6-16. Hazardous Materials.(a) No Borrower has: (i) been legally responsible for any release or threat of release of any Hazardous Material or (ii) received notification of any release or threat of release of any Hazardous Material from any site or vessel occupied or operated by any Borrower and/or of the incurrence of any expense or loss in connection with the assessment, containment, or removal of any release or threat of release of any Hazardous Material from any such site or vessel.
              (b) Each Borrower shall: (i) dispose of any Hazardous Material only in compliance with all Environmental Laws and (ii) not store on any site or vessel occupied or operated by any Borrower and not transport or arrange for the transport of any Hazardous Material, except if such storage or transport is in the ordinary course of any Borrower's business and is in compliance with all Environmental Laws.
              (c) Each Borrower shall provide the Lender with written notice upon such Borrower's obtaining knowledge of any incurrence of any expense or loss by any governmental authority or other Person in connection with the assessment, containment, or removal of any Hazardous Material, for which expense or loss any Borrower may be liable.

     6-17. Litigation. Except as set forth in EXHIBIT 6-17, there is not presently pending by or against any Borrower any suit, action, proceeding, or investigation which, if determined adversely to such Borrower, would have a material adverse effect upon such Borrower's financial condition or ability to conduct its business as such business is presently conducted or is contemplated to be conducted in the foreseeable future.

     6-18.  Dividends or Investments. No Borrower shall
              (a) Pay any cash dividend or make any other distribution in respect of any class of such Borrower's capital stock.
              (b) Own, redeem, retire, purchase, or acquire any of such Borrower's capital stock.
              (c) Invest in or purchase any stock or securities or rights to purchase any such stock or securities, of any corporation or other entity.
              (d) Merge or consolidate or be merged or consolidated with or into any other corporation or other entity.
              (e) Consolidate any of the Borrower's operations with those of any other corporation or other entity.
              (f) Organize or create any Related Entity, unless (i) the Related Entity executes a guaranty of the Liabilities and grants the Lender first perfected liens on its assets, and (ii) the stock of such Related Entity is pledged to the Lender, and (iii) no Event of Default exists or would arise from the creation thereof.
              (g) Subordinate any debts or obligations owed to such Borrower by any third party to any other debts owed by such third party to any other Person.

Notwithstanding the foregoing, the Lead Borrower may make payment on account of the First Put (as defined in the Stock Purchase Warrant dated June 18, 1997 by and between the Lead Borrower and Sirrom Capital Corporation), as long as (i) the payment of the First Put is made from the proceeds of additional equity raised for that purpose by the Lead Borrower and not from any other of its assets, and (ii) no Suspension Event or Event of Default has occurred and is continuing.

     6-19. Loans. No Borrower shall make any loans or advances to, nor acquire the Indebtedness of, any Person, provided, however, the foregoing does not prohibit any of the following:
              (a) Advance payments made to such Borrower's suppliers in the ordinary course.
              (b) Advances to such Borrower's officers, employees, and salespersons with respect to reasonable expenses to be incurred by such officers, employees, and salespersons for the benefit of such Borrower, which expenses are properly substantiated by the person seeking such advance and properly reimbursable by such Borrower.

     6-20. Protection of Assets. The Lender, at the Lender's discretion, and from time to time, may discharge any tax or Encumbrance on any of the Collateral, or take any other action that the Lender may deem necessary or desirable to repair, insure, maintain, preserve, collect, or realize upon any of the Collateral. The Lender shall not have any obligation to undertake any of the foregoing and shall have no liability on account of any action so undertaken except where there is a specific finding in a judicial proceeding (in which the Lender has had an opportunity to be heard), from which finding no further appeal is available, that Lender had acted in actual bad faith or in a grossly negligent manner. Each Borrower shall pay to the Lender, on demand, or the Lender, in its discretion, may add to the Loan Account, all amounts paid or incurred by the Lender pursuant to this section. The obligation of the Borrowers to pay such amounts is a Liability.

     6-21. Line of Business. The Borrowers shall not engage in any business other than the business in which it is currently engaged or a business reasonably related thereto.

     6-22. Affiliate Transactions. The Borrowers shall not make any payment, nor give any value to any Related Entity except for goods and services actually purchased by a Borrower from, or sold by a Borrower to, such Related Entity for a price which shall
              (a) be competitive and fully deductible as an "ordinary and necessary business expense" and/or fully depreciable under the Internal Revenue Code of 1986 and the Treasury Regulations, each as amended; and
              (b) not differ from that which would have been charged in an arms length transaction; and
              (c) be consistent with prior practices of the Borrowers.

     6-23. Additional Assurances. (a) No Borrower is the owner of, nor has it any interest in, any property or asset which, immediately upon the satisfaction of the conditions precedent to the effectiveness of the loan arrangement contemplated hereby (Article 5), will be not be subject to a perfected security interest in favor of the Lender (subject only to those Encumbrances (if any) described on EXHIBIT 6-6, annexed hereto) to secure the Liabilities and will not hereafter acquire any asset or any interest in property which is not, immediately upon such acquisition, subject to such a perfected security interest in favor of the Lender to secure the Liabilities (subject only to Encumbrances (if any) permitted pursuant to Section 6-6, above).
              (b) Each Borrower shall execute and deliver to the Lender such instruments, documents, and papers, and shall do all such things from time to time hereafter as the Lender may reasonably request to carry into effect the provisions and intent of this Agreement; to protect and perfect the Lender's security interest in the Collateral; and to comply with all applicable statutes and laws; and facilitate the collection of the Receivables

Collateral. Each Borrower shall execute all such instruments as may be required by the Lender with respect to the recordation and/or perfection of the security interests created herein. A carbon, photographic, or other reproduction of this Agreement or of any financing statement or other instrument executed pursuant to this Section shall be sufficient for filing to perfect the security interests granted herein.

     6-24. Adequacy of Disclosure. (a) All financial statements furnished to the Lender by the Borrowers have been prepared in accordance with GAAP consistently applied and present fairly the condition of the Borrower at the date(s) thereof and the results of operations and cash flows for the period(s) covered. There has been no change in the financial condition, results of operations, or cash flows of the Borrowers since the date(s) of such financial statements, other than changes which have not been materially adverse, either singularly or in the aggregate.
      (b) The Borrowers do not have any contingent obligations or obligation under any Lease or Capital Lease which is not noted in the Borrowers' financial statements furnished to the Lender prior to the execution of the within Agreement.
      (c) No document, instrument, agreement, or paper now or hereafter given the Lender by or on behalf of the Borrowers or any guarantor of the Liabilities in connection with the Lender's execution of the within Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements therein not misleading. There is no fact known to any Borrower which has, or which, in the foreseeable future could have, a material adverse effect on the financial condition of any Borrower or any such guarantor which has not been disclosed in writing to the Lender.

     6-25.  Year 2000 Compliance.
              (a) Based upon a diligent inquiry undertaken by the Borrowers, it appears that, except as set forth on EXHIBIT 6-25, annexed hereto, the Borrowers' operations are Year 2000 Compliant.

              (b) The Borrowers have developed a detailed plan and timetable with respect to the Borrower's operations becoming fully Year 2000 Compliant as set forth on EXHIBIT 6-25.
              (c) Following the Borrowers' operations becoming Year 2000 Compliant, the Borrowers will not suffer or permit their operations thereafter to cease to be Year 2000 Compliant in any manner which might have more than a DE MINIMIS effect on their operations.

     6-26. Restrictions upon Borrowers and Subsidiaries. Except for this Agreement, the Borrowers shall not, and shall not permit any of their subsidiaries to, enter into any agreements with any Person which restrict, limit, or otherwise impair the right and ability of any subsidiary to pay dividends or otherwise make loans and distributions to its parent or other Related Entities, to provide guaranties of its parent's and other Related Entities' obligations and/or to grant Encumbrances on its assets to secure such obligations and guaranties.

     6-27. Subordinated Indebtedness.  The Borrowers shall not

                  (a) effect or permit any change in or amendment to the terms of any instruments, documents and agreements relating to Subordinated Indebtedness; and

                  (b) directly or indirectly make any payment on account of any Subordinated Indebtedness (including as a redemption, repurchase, or retirement of all or any portion thereof), except as expressly permitted by the Lender in any agreement between the Lender and the holders of such Subordinated Indebtedness.

     6-26. Other Covenants. No Borrower shall indirectly do or cause to be done any act which, if done directly by such Borrower, would breach any covenant contained in this Agreement.

ARTICLE 7 - USE AND COLLECTION OF COLLATERAL.
---------------------------------------------

      7-1. Adjustments and Allowances. The Borrowers may grant such allowances or other adjustments to the Borrowers' Account Debtors (exclusive of extending the time for payment of any Account or Account Receivable, which shall not be done without first obtaining the Lender's written consent in each instance) as the Borrowers may reasonably deem to accord with sound business practice, provided, however (a) the Borrowers shall furnish the Lender with those reports described in Section 10-4 below, with respect to any such adjustments or allowances and (b) the authority granted the Borrowers pursuant to this Section may be limited or terminated by the Lender at any time in the Lender's discretion.

      7-2. Validity of Accounts. The amount of each Account shown on the books, records, and invoices of each Borrower represented as owing by each Account Debtor is and will be the correct amount actually owing by such Account Debtor and shall have been fully earned by performance by such Borrower.
      (b) The Lender, from time to time (at the expense of the Borrowers in each instance), may verify the validity, amount, and all other matters with respect to the Receivables Collateral directly with Account Debtors (including without limitation, by forwarding balance verification requests to the Borrowers' Account Debtors), and with the Borrowers' accountants, collection agents, and computer service bureaus (each of which is hereby authorized and directed to cooperate in full with the Lender and to provide the Lender with such information and materials as the Lender may request.
      (c) The Borrowers have no knowledge of any impairment of the validity or collectibility of any of the Accounts and shall notify the Lender of any such fact immediately after any Borrower becomes aware of any such impairment.
      (d) No Borrower shall post any bond to secure such Borrower's performance under any agreement to which such Borrower is a party nor cause any surety, guarantor, or other third party obligee to become liable to perform any obligation of any Borrower (other than to the Lender) in the event of any Borrower's failure so to perform.

      7-3. Notification to Account Debtors. The Lender shall have the right at any time (whether or not an Event of Default has occurred) to notify any of any Borrower's Account Debtors to make payment directly to the Lender and to collect all amounts due on account of the Collateral.

      7-4. Use of Inventory Collateral.(a) The Borrowers shall not engage in any sale of the Inventory other than for fair consideration in the conduct of the Borrowers' business in the ordinary course and shall not engage in sales or other dispositions to creditors; sales or other dispositions in bulk; and any use of any of the Inventory in breach of any provision of this Agreement.
              (b) No sale of Inventory shall be on consignment, approval, or under any other circumstances such that, such Inventory may be returned to the Borrowers without the consent of the Lender.

      7-5. Returned Inventory. (a) Each Borrower will provide the Lender with written notice promptly upon the occurrence of any event described in Subsection 7-5, below, and shall hold any Inventory which is subject to such event for such disposition as the Lender may direct. If the Lender does not issue specific instructions to the Borrower concerning such Inventory within Five (5) days of the giving of such written notice, such Borrower may dispose thereof in such manner as such Borrower reasonably may deem to accord with sound business practice (subject to any requirements of applicable law and subject to the Lender's security interest in any Collateral that may arise from the resale or other disposition thereof by the Borrower), provided, however, in the event any such Inventory consists of perishable items, such Borrower may dispose of such perishables in accordance with the provisions of this Section without awaiting instructions from the Lender in respect thereto.

      (b) Subsection (a) of this Section relates to any of the following
Inventory:
              (i) Any which is returned by any Account Debtor to any Borrower (whether or not such return has been agreed to by such Borrower) and is not in turn returned by such Borrower to such Account Debtor.
             (ii) Any which is repossessed by a Borrower.

            (iii) Any which is downgraded in quality or has its marketability otherwise affected.
             (iv) Any which is detained from, or refused entry into, or required to be removed from the United States by the appropriate governmental authorities.

      7-6. Inventory Quality. All Inventory now owned or hereafter acquired by any Borrower is and will be of good and merchantable quality and free from defects (other than defects within customary trade tolerances). No tangible personal property of any Borrower is or will be stored or entrusted with a bailee or other third party.

ARTICLE 8 - RECEIVABLES.
------------------------

      8-1. Proceeds and Collection of Accounts.(a) It is recognized and intended that all Receipts constitute Collateral and proceeds of Collateral. A portion of the Receivables Collateral consists of Receipts.
      (b) Whether or not any Liabilities are then outstanding, each Borrower shall cause each of the Borrower's Account Debtors to forward all Receipts proceeds of the Receivables Collateral directly to a lock box, blocked account, or similar recipient designated by the Lender and over which the Lender has sole access and control.
      (c) All Receipts and collections of the Receivables Collateral which, notwithstanding the provisions of Subsection 8-1(b) are received by any Borrower or come under the control of any Borrower shall be held in trust by such Borrower for the Lender; shall not be commingled with any of such Borrower's other funds; and shall be deposited and/or transferred only to such lock box, blocked account, or similar recipient designated by the Lender pursuant to Subsection 8-1(b), above, or as otherwise instructed by the Lender.

      8-2. Proceeds and Collection of Accounts Held in Trust. In the event that, notwithstanding the provisions of this Article, any Borrower receives or otherwise has dominion and control of any Receipts, or any proceeds or collections of any Collateral, such Receipts, proceeds, and collections shall be held in trust by such Borrower for the Lender and shall not be commingled with any of such Borrower's other funds or deposited in any account of the Borrower other than as instructed by the Lender.

      8-3. Payment of Liabilities. On each Business Day, the Lender shall apply, towards the unpaid principal balance of the Loan Account, the aggregate of Receipts and Receivables Collateral received by the Lender as provided in
Section 8-1 above, after allowing 2 (Two) Business Days for their collection.


ARTICLE 9 - LENDER AS BORROWER'S ATTORNEY-IN-FACT.
--------------------------------------------------

      9-1. Appointment as Attorney-In-Fact. Each Borrower hereby irrevocably constitutes and appoints the Lender as each Borrower's true and lawful attorney, with full power of substitution, to convert the Collateral into cash at the sole risk, cost, and expense of the Borrowers, but for the sole benefit of the Lender. The rights and powers granted the Lender by the within appointment include but are not limited to the right and power to:
              (a) Prosecute, defend, compromise, or release any action relating to the Collateral.
              (b) Sign change of address forms to change the address to which each Borrower's mail is to be sent to such address as the Lender shall designate; receive and open each Borrower's mail; remove any Receivables Collateral and Proceeds of Collateral therefrom and turn over the balance of such mail either to the Borrower or to any trustee in bankruptcy, receiver, assignee for the benefit of creditors of each Borrower, or other legal representative of each Borrower whom the Lender determines to be the appropriate person to whom to so turn over such mail.
              (c) Endorse the name of any Borrower in favor of the Lender upon any and all checks, drafts, notes, acceptances, or other items or instruments; sign and endorse the name of any Borrower on, and receive as secured party, any of the Collateral, any invoices, schedules of Collateral, freight or express receipts, or bills of lading, storage receipts, warehouse receipts, or other documents of title respectively relating to the Collateral.
              (d) Sign the name of any Borrower on any notice to the Borrower's Account Debtors or verification of the Receivables Collateral; sign the Borrower's name on any Proof of Claim in Bankruptcy against Account

         Debtors, and on notices of lien, claims of mechanic's liens, or assignments or releases of mechanic's liens securing the Accounts.
              (e) Take all such action as may be necessary to obtain the payment of any letter of credit and/or banker's acceptance of which any Borrower is a beneficiary.
              (f) Repair, manufacture, assemble, complete, package, deliver, alter or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any customer of any Borrower.
              (g) Use, license or transfer any or all General Intangibles of any Borrower.
              (h) Sign and file or record any financing or other statements in order to perfect or protect the Lender's security interest in the Collateral.

      9-2. No Obligation to Act. The Lender shall not be obligated to do any of the acts or to exercise any of the powers authorized by Section 9-1 herein, but if the Lender elects to do any such act or to exercise any of such powers, it shall not be accountable for more than it actually receives as a result of such exercise of power, and shall not be responsible to any Borrower for any act or omission to act except for any act or omission to act as to which there is a final determination made in a judicial proceeding (in which proceeding the Lender has had an opportunity to be heard) which determination includes a specific finding that the subject act or omission to act had been grossly negligent or in actual bad faith.

ARTICLE 10 - FINANCIAL AND OTHER REPORTING REQUIREMENTS / FINANCIAL COVENANTS.
------------------------------------------------------------------------------

     10-1. Maintain Records. Each Borrower shall at all times
              (a) Keep proper books of account, in which full, true, and accurate entries shall be made of all of each Borrower's transactions, all in accordance with GAAP applied consistently with prior periods to fairly reflect the financial condition of each Borrower at the close of, and its results of operations for, the periods in question.
              (b) Keep accurate current records of the Collateral including, without limitation, accurate current stock, cost, and sales records of its Inventory, accurately and sufficiently itemizing and describing the kinds, types, and quantities of Inventory and the cost and selling prices thereof.
              (c) Retain independent certified public accountants who are reasonably satisfactory to the Lender and instruct such accountants to fully cooperate with, and be available to, the Lender to discuss each Borrower's financial performance, financial condition, operating results, controls, and such other matters, within the scope of the retention of such accountants, as may be raised by the Lender. The Lender acknowledges that Wolf & Co. are acceptable independent certified public accountants.
              (d) Not change any Borrower's fiscal year.
              (e) Not change any Borrower's taxpayer identification number.

     10-2. Access to Records. (a) Each Borrower shall accord the Lender and the Lender's representatives with access from time to time as the Lender and such representatives may require to all properties owned by or over which any Borrower has control. The Lender, and the Lender's representatives, shall have the right, and each Borrower will permit the Lender and such representatives from time to time as the Lender and such representatives may request, to examine, inspect, copy, and make extracts from any and all of any Borrower's books, records, electronically stored data, papers, and files. Each Borrower shall make all of the Borrowers' copying facilities available to the Lender.
      (b) Each Borrower hereby authorizes the Lender and the Lender's representatives to:

              (i) Inspect, copy, duplicate, review, cause to be reduced to hard copy, run off, draw off, and otherwise use any and all computer or electronically stored information or data which relates to any Borrower, which information or data is in the possession of any Borrower or any service bureau, contractor, accountant, or other person, and directs any such service bureau, contractor, accountant, or other person fully to cooperate with the Lender and the Lender's representatives with respect thereto.
             (ii) Verify at any time the Collateral or any portion thereof, including verification with Account Debtors, and/or with each Borrower's computer billing companies, collection agencies, and accountants and to sign the name of any Borrower on any notice to any Borrower's Account Debtors or verification of the Collateral.

     10-3. Immediate Notice to Lender. The Lead Borrower shall provide the Lender with written notice immediately upon the occurrence of any of the following events, which written notice shall be with reasonable particularity as to the facts and circumstances in respect of which such notice is being given:
              (a) Any change in any executive officers, directors, or key employees of the Lead Borrower.
              (b) The completion of any physical count of any Borrower's Inventory (together with a copy of the certified results thereof).
              (c) Any material change to the terms of any material contract to which any Borrower is a party.
              (d) Any material change in the business, operations, or financial affairs of any Borrower.
              (e) The occurrence of any Event of Default.
              (f) Any litigation which, if determined adversely to any Borrower, would have a material adverse effect on the financial condition of any Borrower.
              (g) The distribution of any materials to the shareholders of any Borrower (qua such shareholders), which notice shall be accompanied by a copy of such filings.
              (h) The filing of any materials by any Borrower with the Securities and Exchange Commission (including all Form 10Q's and 10K's), which notice shall be accompanied by a copy of such materials.

     10-4. Borrowing Base Certificate. At such intervals as the Lender may from time to time specify (weekly, unless notice to the contrary is so given), the Lead Borrower shall provide the Lender with a Borrowing Base Certificate (in such form as the Lender may specify from time to time), which Certificate shall include a Schedule of (i) all Receivables Collateral and Inventory which has come into existence, (ii) sales, (iii) credit memoranda, and (iv) cash receipts, each since the date of such Schedule then most recently provided to the Lender.

     10-5. Monthly Reports.
         (a) Monthly, within Twenty (20) days following the end of the previous month, the Lead Borrower shall provide the Lender with the following:
                  (i) An aging of the Borrowers' accounts receivable as of the end of the subject month.
                  (ii) A reconciliation of the above described aging to Availability and to the general ledger as of the end of the subject month.
                  (iii) A Certificate (in such form as may be specified by the Lender from time to time and signed by the Lead Borrower's President or Treasurer) concerning the Borrowers' Inventory as of the end of the subject month.
                  (iv)       An aging of the Borrowers' accounts payable.
         (b) Monthly, within Thirty (30) days following the end of the previous month, the Lead Borrower shall provide the Lender with the following:
                  (i) An internally prepared consolidated and consolidating financial statement of the Borrowers' financial condition at, and the results of its operations for, the period ending with the end of the subject month, which financial statement shall include, at a minimum, a balance sheet, income statement, cash flow and comparison for the corresponding month of the then immediately previous year, as well as to any financial projections furnished to the Lender, certified to be true and accurate by the Lead Borrower's chief financial officer;
                  (ii) Any report filed during the subject month with any insurance company with whom a reporting form of policy is carried.

     10-6. Projections. Annually on or before Thirty (30) days prior to the end of each fiscal year, management prepared monthly financial projections for the next fiscal year, including at a minimum a projected income statement, balance sheet, cash flow statement and Availability calculation.

     10-7. Annual Reports. (a) Annually, within ninety (90) days following the end of the Borrowers' fiscal year, the Lead Borrower shall furnish the Lender with (i) an original signed counterpart of the Borrowers' consolidated annual financial statement, which statement shall have been prepared by, and bearing the unqualified opinion of, the Borrowers' independent certified public accountants (i.e. said statement shall be "certified" by such accountants), and
(ii) the unaudited consolidating financial statement for each Related Entity of the Lead Borrower. Such annual statements shall include, at a minimum (with comparative information for the then prior fiscal year) a balance sheet, income statement, statement of changes in shareholders' equity, and cash flows.
     (b) Each annual statement delivered under (a)(i) above shall be accompanied by such accountant's Certificate indicating that to the best knowledge of such accountant, no event has occurred which is or which, solely with the passage of time or the giving of notice (or both) would be, an Event of Default.
     (c) Annually, within 30 days after filing, copies of the Borrowers' federal and state tax returns.

     10-8. Officers' Certificates. The Lead Borrower shall cause the Lead Borrower's President and Treasurer respectively to provide such Person's Certificate with those monthly, quarterly, and annual statements to be furnished pursuant to this Agreement, which Certificate shall:
              (a) Indicate that the subject statement was prepared in accordance with GAAP consistently applied, and presents fairly the financial condition of the Borrower at the close of, and the results of the Borrowers' operations and cash flows for, the period(s) covered, subject, however (with the exception of the Certificate which accompanies such annual statement) to usual year end adjustments.
              (b) Indicate either that (i) no Event of Default has occurred or
         (ii) if such an event has occurred, its nature (in reasonable detail) and the steps (if any) being taken or contemplated by the Borrower to be taken on account thereof.
              (c) Include calculations concerning the Borrowers' compliance (or failure to comply) at the date of the subject statement with each of the financial performance covenants included in Sections 10-12 through and including 10-14, below.

     10-9. Additional Financial Information. In addition to the foregoing, the Borrowers promptly shall provide the Lender with such other and additional information concerning the Borrowers, the Collateral, the operation of the Borrowers' business, and the Borrowers' financial condition, including original counterparts of financial reports and statements, as the Lender may from time to time request from any Borrower.

    10-10. Audits and Appraisals. (a) The Lender may from time to time conduct commercial finance audits of the Borrower's books and records (in each event, at the Borrowers' expense estimated at $650.00 per day per person plus all out of pocket expenses).
         (b)(i) The Lender, at the expense of the Borrowers, may participate in and/or observe each physical count and/or inventory of so much of the Collateral as consists of Inventory which is undertaken on behalf of the Borrowers.
            (ii) Upon the Lender's request from time to time, each Borrower shall obtain, or shall permit the Lender to obtain (in all events, at the Borrowers' expense) physical counts and/or inventories of the Collateral in form and substance and by such inventory takers as are satisfactory to the Lender, each of which physical counts/inventories shall be observed by the Borrowers' accountants.
            (iii) Upon the Lender's request from time to time, the Borrower's shall permit the Lender to obtain appraisals of the Borrowers' assets (in all events, at the Borrowers' expense) conducted by such appraisers as are satisfactory to the Lender.

    10-11. Consolidated Operating Cash Flow to Total Debt Service. (a) The Borrowers shall not permit the ratio of Consolidated Operating Cash Flow to Total Debt Service to be less than 1.50:1.00 as at its fiscal month ending November 30, 1999.

         (b) The Borrowers shall not permit the ratio of Consolidated Operating Cash Flow to Total Debt Service for any of its fiscal quarters to be less than 1.5:1.0, commencing with the quarter ending December 31, 1999.

    10-12. Consolidated Tangible Net Worth. The Borrowers shall not permit their Consolidated Tangible Net Worth to be less than the following as of the following dates:

      ========================================================================
      DATE                                TANGIBLE NET WORTH
      ========================================================================
      December 31, 1999                   $4,150,000.00
      ------------------------------------------------------------------------
      Each fiscal quarter end after       $4,150,000.00 plus fifty percent
      December 31, 1999                   (50%) of the Consolidated Net Income
                                          of the Borrowers (but not any loss)
                                          for each such quarter.
      ========================================================================

    10-13. Minimum Availability. The Borrowers shall at all times maintain minimum Availability of at least $1,000,000.00.

    10-14. Maximum Research and Development Expenditures. The Borrowers shall not make or incur expenditures for research and development in excess of $4,000,000.00 in any fiscal year.

ARTICLE 11 - EVENTS OF DEFAULT.
-------------------------------

         Upon the occurrence of any one or more of the following events (herein, "Events of Default"), any and all Liabilities of the Borrowers to the Lender shall become immediately due and payable, at the option of the Lender and without notice or demand. Upon the occurrence of any Event of Default de scribed in Section 11-8 any and all Liabilities shall become due and payable without any further act on the part of the Lender. The occurrence of any Event of Default shall also constitute, without notice or demand, a default under all other agreements between the Lender and Borrowers and instruments and papers given the Lender by the Borrowers, whether such agreements, instru ments, or papers now exist or hereafter arise.

     11-1. Failure to Pay. The failure by the Borrowers to pay any principal, interest or fees payable under ss.ss.3-13 or 3-14 hereof when due.

     11-2. Failure to Make Other Payments. The failure by the Borrowers to pay when due any other Liabilities, which failure continues for five (5) days.

     11-3. Failure to Perform Liability (No Grace). The failure by the Borrowers to promptly, punctually and faithfully perform, discharge, or comply with the provisions of ss.ss.6-3, 6-6, 6-7, 6-8, 6-12(d), 6-18, 6-19, 6-21, 6-22, 6-26,
6- 27, Article 8 or Article 10 hereof.

     11-4. Failure to Perform Liability (Grace). The failure by the Borrowers to promptly, punctually and faithfully perform, discharge, or comply with any Liability not described in ss.ss.11-1, 11-2, or 11-3 hereof which failure continues for fifteen (15) days after notice from the Lender.

     11-5. Misrepresentation. The determination by the Lender that any represen tation or warranty heretofore, now, or hereafter made by any Borrower to the Lender, in any document, instrument, agreement, or paper was not true or accu-rate in all material respects when given.

     11-6. Acceleration of Other Debt. The occurrence of any event such that any indebtedness of any Borrower to any creditor in excess of $100,000.00, other than the Lender, could be accelerated, notwithstanding that such acceleration has not taken place.

     11-7. Default Under Other Agreements. The occurrence of any event of default under any agreement between the Lender and any Borrower or instrument or paper given the Lender by any Borrower (in each case, after expiration of any applicable grace periods thereunder), whether such agreement, instrument, or paper now exists or hereafter arises (notwithstanding that the Lender may not have exercised its rights upon default under any such other agreement, instru ment or paper).

     11-8. Business Failure. Any act by, against, or relating to any Borrower, or its property or assets, which act constitutes the application for, consent to, or sufferance of the appointment of a receiver, trustee, or other person, pursuant to court action or otherwise, over all, or any part of any Borrower's property; the granting of any trust mortgage or execution of an assignment for the benefit of the creditors of any Borrower, or the occurrence of any other voluntary or involuntary liquidation or extension of debt agreement for any Borrower; the failure by any Borrower to generally pay the debts of any Borrower as they mature; adjudication of bankruptcy or insolvency relative to any Borrower; the entry of an order for relief or similar order with respect to any Borrower in any proceeding pursuant to The Bankruptcy Code of 1978 as amended, Title 11 United States Code (commonly referred to as the Bankruptcy Code) or any other federal bankruptcy law; the filing of any complaint, application, or petition by or against any Borrower initiating any matter in which such Borrower is or may be granted any relief from the debts of the Borrower pursuant to the Bankruptcy Code or any other insolvency statute or procedure, PROVIDED the Borrowers shall have forty-five (45) days in which to dismiss any such involuntary proceeding; the calling or sufferance of a meeting of creditors of any Borrower; the meeting by any Borrower with a formal or informal creditors' committee; the offering by or entering into by any Borrower of any composition, extension, or any other arrangement seeking relief from or extension of the debts of such Borrower, or the initiation of any other judicial or non- judicial proceeding or agreement by, against, or including any Borrower which seeks or intends to accomplish a reorganization or arrangement with creditors.

     11-9. Judgments. The entry of any judgment against any Borrower, which together with any other judgment, aggregates in excess of $100,000.00, which judgment is not satisfied or appealed from (with execution or similar process stayed) within fifteen (15) days of its entry.

    11-10. Restraint of Business. The entry of any court order which enjoins, restrains or in any way prevents any Borrower from conducting all or any material part of its business affairs in the ordinary course.

    11-11. Change in Ownership. (a) Any Change in Control and/or (b) the failure of the Lead Borrower to own 100% of the capital stock of each of the other Borrowers.

    11-12. Casualty Loss. The occurrence of (a) any material uninsured loss, theft, damage, destruction to or of any of the Collateral, or (b) any sale (other than sales in the ordinary course of business) or encumbrance to or of any of the Collateral.

    11-13. Material Agreement. The occurrence of any material default or termination under any material license, distributor, franchise or similar agreement used or useful in the operation of the Borrowers' business, including, without limitation, any license issued by the FDA or other applicable licensing authority.

    11-14. Termination of Existence. The termination of existence, dissolution, winding up, or liquidation of any Borrower.

    11-15. Default by Guarantor. The occurrence of any of the foregoing Events of Default with respect to any guarantor, endorser, or surety to the Lender of the Liabilities, or the occurrence of any of the foregoing Events of Default with respect to any parent, subsidiary, or affiliate of any Borrower, as if such guarantor, endorser, surety, parent, subsidiary, or affiliate were the "Borrower" described therein.

    11-16. Termination of Guaranty. The termination, or attempted termination, of any guaranty by any guarantor of the Liabilities.

    11-17.  Challenge to Loan Documents.
         (a) Any challenge by or on behalf of any Borrower or any guarantor of the Liabilities to the validity of any Loan Document or the applicability or enforceability of any Loan Document strictly in accordance with the subject Loan Document's terms or which seeks to void, avoid, limit, or otherwise adversely affect any security interest created by or in any Loan Document or any payment made pursuant thereto.

         (b) Any determination by any court or any other judicial or government authority that any material provision of any Loan Document is not enforceable in accordance with the subject Loan Document's terms, or which voids, avoids, limits, or otherwise adversely affects any security interest created by any Loan Document or any payment made pursuant thereto.

    11-18. Indictment - Forfeiture. The indictment of, or institution of any legal process or proceeding by any governmental instrumentality against, any Borrower, under any federal, state, municipal, and other civil or criminal statute, rule, regulation, order, or other requirement having the force of law where the relief, penalties, or remedies sought include the forfeiture of any material property of such Borrower and/or the imposition of any stay or other order, the effect of which could be to restrain in any material way the conduct by such Borrower of its business in the ordinary course.


ARTICLE 12 - RIGHTS AND REMEDIES UPON DEFAULT
---------------------------------------------

         In addition to all of the rights, remedies, powers, privileges, and discretions which the Lender is provided prior to the occurrence of an Event of Default, the Lender shall have the following rights and remedies upon the occurrence of any Event of Default and at any time thereafter.
     12-1. Rights of Enforcement. The Lender shall have all of the rights and remedies of a secured party upon default under the UCC, in addition to which the Lender shall have all and each of the following rights and remedies:
         (a) To collect the Receivables Collateral with or without the taking of possession of any of the Collateral.
         (b) To apply the Receivables Collateral or the proceeds of the Collateral towards (but not necessarily in complete satisfaction of) the Liabilities.
         (c)      To take possession of all or any portion of the Collateral.
         (d) To sell, lease, or otherwise dispose of any or all of the Collateral, in its then condition or following such preparation or processing as the Lender deems advisable and with or without the taking of possession of any of the Collateral.

         (e) To exercise all or any of the rights, remedies, powers, privileges, and discretions under all or any of the Loan Documents.

     12-2. Sale of Collateral. (a) Any sale or other disposition of the Collateral may be at public or private sale upon such terms and in such manner as the Lender deems advisable, having due regard to compliance with any statute or regulation which might affect, limit, or apply to the Lender's disposition of the Collateral.
              (b) Unless the Collateral is perishable or threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event the Lender shall provide the Lead Borrower (on behalf of the Borrowers) with such notice as may be practicable under the circumstances), the Lender shall give the Lead Borrower at least seven (7) days prior written notice of the date, time, and place of any proposed public sale, and of the date after which any private sale or other disposition of the Collateral may be made. The Borrowers agree that such written notice shall satisfy all requirements for notice to each of the Borrowers which are imposed under the UCC or other applicable law with respect to the Lender's exercise of the Lender's rights and remedies upon default.
              (c) The Lender may purchase the Collateral, or any portion of it at any sale held under this Article.
              (d) The Lender shall apply the proceeds of any exercise of the Lender's Rights and Remedies under this Article 12 towards the Liabilities in such manner, and with such frequency, as the Lender determines.

     12-3. Occupation of Business Location. In connection with the Lender's exercise of the Lender's rights under this Article, the Lender may enter upon, occupy, and use any premises owned or occupied by any Borrower, and may exclude the Borrowers from such premises or portion thereof as may have been so entered upon, occupied, or used by the Lender. The Lender shall not be required to remove any of the Collateral from any such premises upon the Lender's taking possession thereof, and may render any Collateral unusable to the Borrowers. In no event shall the Lender be liable to the Borrowers for use or occupancy by the Lender of any premises pursuant to this Article, nor for any charge (such as wages for the Borrowers' employees and utilities) incurred in connection with the Lender's exercise of the Lender's Rights and Remedies.

     12-4. Grant of Nonexclusive License. The Borrowers hereby grant to the Lender a royalty free nonexclusive irrevocable license to use, apply, and affix any trademark, trade name, logo, or the like in which the Borrowers now or hereafter have rights, such license being with respect to the Lender's exercise of the rights hereunder including, without limitation, in connection with any completion of the manufacture of Inventory or sale or other disposition of Inventory.

     12-5. Assembly of Collateral. The Lender may require the Borrowers to assemble the Collateral and make it available to the Lender at the Borrowers' sole risk and expense at a place or places which are reasonably convenient to the Lender.

     12-6. Rights and Remedies. The rights, remedies, powers, privileges, and discretions of the Lender hereunder (herein, the "LENDER'S RIGHTS AND REMEDIES") shall be cumulative and not exclusive of any rights or remedies which it would otherwise have. No delay or omission by the Lender in exercising or enforcing any of the Lender's Rights and Remedies shall operate as, or constitute, a waiver thereof. No waiver by the Lender of any Event of Default or of any default under any other agreement shall operate as a waiver of any other default hereunder or under any other agreement. No single or partial exercise of any of the Lender's Rights or Remedies, and no express or implied agreement or transaction of whatever nature entered into between the Lender and any person, at any time, shall preclude the other or further exercise of the Lender's Rights and Remedies. No waiver by the Lender of any of the Lender's Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver. All of the Lender's Rights and Remedies and all of the Lender's rights, remedies, powers, privileges, and discretions under any other agreement or transaction are cumulative, and not alternative or exclusive, and may be exercised by the Lender at such time or times and in such order of preference as the Lender in its sole discretion may determine. The Lender's Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Liabilities.

ARTICLE 13 - NOTICES.
---------------------

     13-1. Notice Addresses. All notices, demands, and other communications made in respect of this Agreement (other than a request for a loan or advance or other financial accommodation under the Revolving Credit) shall be made to the following addresses, each of which may be changed upon seven (7) days written notice to all others given by certified mail, return receipt requested:

If to the Lender:            BankBoston, N.A.
                             100 Federal Street
                             Boston, Massachusetts 02110
                             Attention: Mr. James A. Hickson
                             Fax: 617 434-2309

    With a copy to:          Riemer & Braunstein, LLP
                             Three Center Plaza
                             Boston, Massachusetts  02108
                             Attention: David S. Berman, Esquire
                             Fax: 617 723-6831

If to any Borrower:          DynaGen, Inc.
                             1000 Winter Street
                             Waltham, Massachusetts
                             Attention: Dhananjay G. Wadekar
                             Fax: 781 890-0188

    With a copy to:          Foley, Hoag & Eliot, LLP
                             One Post Office Square
                             Boston, Massachusetts 02109
                             Attention: David M. Broadwin, Esquire
                             Fax: 617 832-7000

     13-2. Notice Given. (a) Notices shall be deemed given at the sooner of when actually received or (i) if by mail: Three (3) days following deposit in the United States mail, postage prepaid; (ii) By overnight express delivery: the Business Day following the day when sent; (iii) By hand: If delivered on a

Business Day after 9:00 AM and no later than Three (3) hours prior to the close of customary business hours of the recipient, when delivered (otherwise, at the opening of the then next Business Day); and (iv) By Facsimile transmission: If sent on a Business Day after 9:00 AM and no later than Three (3) hours prior to the close of customary business hours of the recipient, one (1) hour after being sent (otherwise, at the opening of the then next Business Day).

              (b) Rejection or refusal to accept delivery and inability to deliver because of a changed address or Facsimile Number for which no due notice was given shall each be deemed receipt of the notice sent.

ARTICLE 14 - TERM OF AGREEMENT.
-------------------------------

     14-1. Termination Of Revolving Credit. The Revolving Credit shall be terminated upon the Termination Date.

     14-2. Effect of Termination. Upon the Termination Date, the Borrower shall pay the Lender the then principal balance of the Loan Account and all accrued and unpaid interest thereon (whether or not then due). Following such payment, all provisions of this Agreement, other than those contained in Article 3 which place an obligation on the Lender to make any loans or advances or to provide financial accommodations under the Revolving Credit or to issue L/Cs shall remain in full force and effect until all Liabilities shall have been paid in full. The release by the Lender of the security interests granted the Lender by the Borrowers hereunder may be upon such conditions and indemnifications as the Lender may require.

ARTICLE 15 - GENERAL.
---------------------

     15-1. Protection of Collateral. The Lender shall have no duty as to the collection or protection of the Collateral beyond the safe custody of such of the Collateral as may come into the possession of the Lender and shall have no duty as to the preservation of rights against prior parties or any other rights pertaining thereto.

     15-2. Successors and Assigns. This Agreement shall be binding upon the Borrowers and the Borrowers' representatives, successors, and assigns and shall enure to the benefit of the Lender and the Lender's successors and assigns PROVIDED, HOWEVER, no trustee or other fiduciary appointed with respect to the Borrowers shall have any rights hereunder. In the event that the Lender assigns or transfers its rights under this Agreement, the assignee shall thereupon succeed to and become vested with all rights, powers, privileges, and duties of the Lender hereunder and the Lender shall thereupon be discharged and relieved from its duties and obligations hereunder.

     15-3. Severability. Any determination that any provision of this Agreement or any application thereof is invalid, illegal, or unenforceable in any respect in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Agreement.

     15-4. Amendments. Course of Dealing. (a) This Agreement and the other Loan Documents incorporate all discussions and negotiations between the Borrowers and the Lender, either express or implied, concerning the matters included herein and in such other instruments, any custom, usage, or course of dealings to the contrary notwithstanding. No such discussions, negotiations, custom, usage, or course of dealings shall limit, modify, or otherwise affect the provisions thereof. No failure by the Lender to give notice to any Borrower of the Borrowers' having failed to observe and comply with any warranty or covenant included in any Loan Document shall constitute a waiver of such warranty or covenant or the amendment of the subject Loan Document. No change made by the Lender in the manner by which Availability is determined (any of which changes may be made by the Lender in its discretion) shall obligate the Lender to continue to determine Availability in that manner.
         (b) The Borrowers may undertake any action otherwise prohibited hereby, and may omit to take any action otherwise required hereby, upon and with the express prior written consent of the Lender. No consent, modification, amendment, or waiver of any provision of any Loan Document shall be effective unless executed in writing by or on behalf of the party to be charged with such modification, amendment, or waiver (and if such party is the

Lender, then by a duly authorized officer thereof). Any modification, amendment, or waiver provided by the Lender shall be in reliance upon all representations and warranties theretofore made to the Lender by or on behalf of the Borrowers (and any guarantor, endorser, or surety of the Liabilities) and consequently may be rescinded by the Lender in the event that any of such representations or warranties was not true and complete in all material respects when given.

     15-5. Power of Attorney. In connection with all powers of attorney included in this Agreement, the Borrowers hereby grant unto the Lender full power to do any and all things necessary or appropriate in connection with the exercise of such powers as fully and effectually as the Borrowers might or could do, hereby ratifying all that said attorney shall do or cause to be done by virtue of this Agreement. No power of attorney set forth in this Agreement shall be affected by any disability or incapacity suffered by the Borrowers and each shall survive the same. All powers conferred upon the Lender by this Agreement, being coupled with an interest, shall be irrevocable until this Agreement is terminated by a written instrument executed by a duly authorized officer of the Lender.

     15-6. Application of Proceeds. The proceeds of any collection, sale, or disposition of the Collateral, or of any other payments received hereunder, shall be applied toward the Liabilities in such order and manner as the Lender determines in its sole discretion. The Borrowers shall remain liable to the Lender for any deficiency remaining following such application.

     15-7. Lender's Costs and Expenses. The Borrowers shall pay on demand all Costs of Collection and all reasonable expenses of the Lender in connection with the preparation, execution, and delivery of this Agreement and of any other Loan Documents, whether now existing or hereafter arising, and all other reasonable expenses which may be incurred by the Lender in preparing or amending this Agreement and all other agreements, instruments, and documents related thereto, or otherwise incurred with respect to the Liabilities. The Borrowers specifically authorize the Lender to pay all such fees and expenses and in the Lender's discretion, to add such fees and expenses to the Loan Account.

     15-8. Copies and Facsimiles. This Agreement and all documents which relate thereto, which have been or may be hereinafter furnished the Lender may be reproduced by the Lender by any photographic, microfilm, xerographic, digital imaging, or other process, and the Lender may destroy any document so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business). Any facsimile which bears proof of transmission shall be binding on the party which or on whose behalf such transmission was initiated and likewise shall be so admissible in evidence as if the original of such facsimile had been delivered to the party which or on whose behalf such transmission was received.

     15-9. Massachusetts Law. This Agreement and all rights and obligations hereunder, including matters of construction, validity, and performance, shall be governed by the laws of The Commonwealth of Massachusetts.

    15-10. Consent to Jurisdiction.(a)The Borrowers agree that any legal action, proceeding, case, or controversy against the Borrowers with respect to any Loan Document may be brought in the Superior Court of Suffolk County Massachusetts or in the United States District Court, District of Massachusetts, sitting in Boston, Massachusetts, as the Lender may elect in the Lender's sole discretion. By execution and delivery of this Agreement, each Borrower, for itself and in respect of its property, accepts, submits, and consents generally and unconditionally, to the jurisdiction of the aforesaid courts.
         (b) Each Borrower WAIVES personal service of any and all process upon it, and irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to the Lead Borrower at the Lead Borrower's address for notices as specified herein, such service to become effective five (5) Business Days after such mailing.

         (c) Each Borrower WAIVES, at the option of Lender, any objection based on forum non conveniens and any objection to venue of any action or proceeding instituted under any of the Loan Documents and consents to the granting of such legal or equitable remedy as is deemed appropriate by the Court.
         (d) Nothing herein shall affect the right of the Lender to bring legal actions or proceedings in any other competent jurisdiction.
         (e) Each Borrower agrees that any action commenced by any Borrower asserting any claim or counterclaim arising under or in connection with this Agreement or any other Loan Document shall be brought in the Superior Court of Suffolk County Massachusetts or in the United States District Court, District of Massachusetts, sitting in Boston, Massachusetts, and that such Courts shall have exclusive jurisdiction with respect to any such action.

    15-11. Indemnification. Each Borrower shall jointly and severally indemnify, defend, and hold the Lender and any employee, officer, or agent of the Lender (each, an "INDEMNIFIED PERSON") harmless of and from any claim brought or threatened against any Indemnified Person by any Borrower, any guarantor or endorser of the Liabilities, or any other Person (as well as from attorneys' reasonable fees and expenses in connection therewith) on account of the Lender's relationship with the Borrowers or any other guarantor or endorser of the Liabilities, including, without limitation, any liabilities, claims, demands, expenses, or losses made against or suffered by the Lender on account of, or arising out of, the Revolving Credit, the Lender's reliance upon loan requests made by the Lead Borrower, or any other action taken by the Lender hereunder or under any of the Lender's various agreements with the Lead Borrower and/or any Borrower and/or any other person arising under the loan arrangement contemplated herein (each, an "INDEMNIFIED CLAIM"), other than any claim as to which a final determination is made in a judicial proceeding (in which the Lender and any other Indemnified Person has had an opportunity to be heard), which determination includes a specific finding that the Indemnified Person seeking indemnification had acted in a grossly negligent manner or in actual bad faith. Each Indemnified Claim shall be defended, compromised, settled, or pursued by the Borrowers with counsel reasonably satisfactory to the Lender; provided that if the Borrowers fail to so defend any Indemnified Claim, such Indemnified Claim may be defended by the Indemnified Person with counsel of the Lender's selection, but at the expense of the Borrowers. No Indemnified Claim shall be settled or compromised without the consent of the Borrowers and the Lender, each of whose consent shall not be unreasonably withheld. This indemnification shall survive payment of the Liabilities and/or any termination, release, or discharge executed by the Lender in favor of the Borrowers.

    15-12. Syndication. The Lender may sell or assign all or a portion of the Lender's rights hereunder to one or more banks or other entities either through participations or syndications.

    15-13. Rules of Construction.(a)The following rules of construction shall be applied in the interpretation, construction, and enforcement of this Agreement and of the other Loan Documents:

              (i) Words in the singular include the plural and words in the plural include the singular.
             (ii) Headings (indicated by being underlined) and the Table of Contents are solely for convenience of reference and do not constitute a part of the instrument in which included and do not affect such instrument's meaning, construction, or effect.
            (iii) The words "includes" and "including" are not limiting.
             (iv) The words "may not" are prohibitive and not permissive.
              (v) The word "or" is not exclusive.
             (vi) Terms which are defined in one section of an instrument are used with such definition throughout the instrument in which so defined.
            (vii) The symbol "$" refers to United States Dollars.
           (viii) References to "herein", "hereof", and "within" are to this entire Loan Agreement and not merely the provision in which such reference is included.
             (ix) Except as otherwise specifically provided, all references to time are to Boston time.
              (x) In the determination of any notice, grace, or other period of time prescribed or allowed hereunder, unless otherwise provided (A) the day of the act, event, or default from which the designated period of time begins to run shall not be included and the last day of the period so computed shall be included unless such last day is not a Business
         Day, in which event the last day of the relevant period shall be the then next Business Day and (B) the period so computed shall end at 5:00PM on the relevant Business Day.

     (b) The Loan Documents shall be construed and interpreted in a harmonious manner, provided, however, in the event of any inconsistency between the provisions of the within Agreement and any other Loan Document, the provisions of the within Agreement shall govern and control.

    15-14. Intent. It is intended that
         (a)      This Agreement take effect as a sealed instrument.
         (b) All reasonable costs and expenses incurred by the Lender in connection with the Lender's relationship(s) with the Borrowers shall be borne by the Borrowers.
         (c) The Lender's consent to any action of the Borrowers which is prohibited unless such consent is given may be given or refused by the Lender in its sole discretion.

    15-15. Right of Set-Off. Any and all deposits or other sums at any time credited by or due to any Borrower from the Lender or from any participant with the Lender in the Liabilities (a "PARTICIPANT") and any cash, securities, instruments or other property of any Borrower in the possession of the Lender or any Participant, whether for safekeeping or otherwise (regardless of the reason the Lender or the Participant had received the same) shall at all times constitute security for all Liabilities, and may be applied or set off against the Liabilities at any time after the occurrence of an Event of Default, whether or not other collateral is then available to the Lender or any Participant, provided, however, upon the service of any trustee process attachment upon the Lender, the Lender may set off and apply any such deposits or other sums and property against the Liabilities whether or not an Event of Default then exists.

    15-16. Maximum Interest Rate. Regardless of any provision of any Loan Document, the Lender shall never be entitled to contract for, charge, receive, collect, or apply as interest on any Liability, any amount in excess of the maximum rate imposed by applicable law. Any payment which is made which, if treated as interest on a Liability would result in such interest's exceeding such maximum rate shall be held, to the extent of such excess, as additional collateral for the Liabilities as if such excess were "Collateral."

    15-17. Waivers.(a)Each Borrower (and all guarantors, endorsers, and sureties of the Liabilities) make each of the waivers included in Subsection (b), below, knowingly, voluntarily, and intentionally, and understands that the Lender, in entering into the financial arrangements contemplated hereby and in providing loans and other financial accommodations to or for the account of each Borrower as provided herein, whether not or in the future, is relying on such waivers.

         (b) EACH BORROWER, AND EACH SUCH GUARANTOR, ENDORSER, AND SURETY RESPECTIVELY WAIVES THE FOLLOWING:
              (i) Except as otherwise specifically required hereby, notice of non-payment, demand, presentment, protest and all forms of demand and notice, both with respect to the Liabilities and the Collateral.
             (ii) Except as otherwise specifically required hereby, the right to notice and/or hearing prior to the Lender's exercising of the Lender's rights upon default.
            (iii) THE RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH THE LENDER IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST THE LENDER OR IN WHICH THE LENDER IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF OR IS IN RESPECT OF, ANY RELATIONSHIP AMONGST OR BETWEEN ANY BORROWER OR ANY OTHER PERSON AND THE LENDER (AND THE LENDER LIKEWISE WAIVES THE RIGHT TO A JURY IN ANY TRIAL OF ANY SUCH CASE OR CONTROVERSY).
             (iv) The benefits or availability of any stay, stay, limitation, hindrance, delay, or restriction (including, without limitation, any automatic stay which otherwise might be imposed pursuant to Section 362 of the Bankruptcy Code) with respect to any action which the Lender may or may become entitled to take hereunder.
              (v) Any set-off, recoupment, or other basis on which the amount of any Liability, as stated on the books and records of the Lender, could be reduced or claimed to be paid otherwise than in accordance with the tenor of and written terms of such Liability.
             (vi) Any claim to consequential, special, or punitive damages.

    15-18. Receipt of Agreement. Each Borrower acknowledges receipt of a com-pleted copy of this Agreement.



                                    DYNAGEN, INC.
                                                       ("LEAD BORROWER")

                                    By    /s/ Dhananjay G. Wadekar
                                          -------------------------------
                                    Name: Dhananjay G. Wadekar
                                          -------------------------------
                                    Title: Secretary
                                          -------------------------------


                                    DYNAGEN, INC.
                                                       ("BORROWER")

                                    By    /s/ Dhananjay G. Wadekar
                                          -------------------------------
                                    Name: Dhananjay G. Wadekar
                                          -------------------------------
                                    Title: Secretary
                                          -------------------------------


                                    ABLE LABORATORIES, INC.
                                                       ("BORROWER")

                                    By    /s/ Dhananjay G. Wadekar
                                          -------------------------------
                                    Name: Dhananjay G. Wadekar
                                          -------------------------------
                                    Title: Secretary
                                          -------------------------------


                                    SUPERIOR PHARMACEUTICAL COMPANY
                                                       ("BORROWER")

                                    By    /s/ Dhananjay G. Wadekar
                                          -------------------------------
                                    Name: Dhananjay G. Wadekar
                                          -------------------------------
                                    Title: Secretary
                                          -------------------------------


                                    GENERIC DISTRIBUTORS, INC.
                                                       ("BORROWER")

                                    By    /s/ Dhananjay G. Wadekar
                                          -------------------------------
                                    Name: Dhananjay G. Wadekar
                                          -------------------------------
                                    Title: Secretary
                                          -------------------------------


                                    BANKBOSTON, N.A.
                                                       ("LENDER")

                                    By
                                          -------------------------------
                                    Name:
                                          -------------------------------
                                    Title:
                                          -------------------------------